UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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SUSSER HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

4433 Baldwin Boulevard Corpus Christi, TX 78408

April 14, 2008

To our fellow shareholders:

You are cordially invited to attend the annual meeting of shareholders of Susser Holdings Corporation to be held on Tuesday, May 13, 2008 at 11:00 a.m. Central Time, at Texas A&M University—Corpus Christi, 6300 Ocean Drive, Corpus Christi, Texas 78412, Harte Research Institute Building, Room #127. Directions to our annual meeting have been posted to our website at http://investor.susser.com.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

We hope you plan to attend the annual meeting, but even if you are planning to do so, we strongly encourage you to vote as soon as possible by completing and returning the enclosed proxy card in the pre-addressed envelope. Your vote is very important and returning the proxy card will ensure that your vote is counted at the meeting, even if you are present. Additional information about proxy voting can be found in the enclosed proxy statement.

Thank you for your continuing support of Susser Holdings Corporation. We look forward to your participation in the annual meeting.

Sincerely,

Bruce W. Krysiak	Sam L. Susser
Non-executive Chairman of the Board	President, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Susser Holdings Corporation

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

Date and Time:	11:00 a.m. Central Time, Tuesday, May 13, 2008

Place:

Texas A&M University—Corpus Christi, 6300 Ocean Drive, Corpus Christi, Texas 78412, Harte Research Institute Building, Room #127. Directions to our annual meeting have been posted to our website at http://investor.susser.com.

Items of Business:

(1)    To elect two Class II directors to serve terms expiring at the 2011 annual meeting of shareholders

(2)    To consider and act upon a proposal to ratify adoption of the Susser Holdings 2008 Employee Stock Purchase Plan

(3)    To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2008

(4)    To consider such other business as may properly come before the meeting

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a Susser shareholder as of the close of business on March 28, 2008.

Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card.

By order of the Board of Directors,

E.V. BONNER, JR.
Executive Vice President, Secretary and General Counsel

This notice of annual meeting and proxy statement and form of proxy are first being distributed on or about April 15, 2008.

QUESTIONS AND ANSWERS

Proxy Materials

1.    Why am I receiving these materials?

The Board of Directors (the “Board”) of Susser Holdings Corporation (“Susser” or the “Company”) is providing these proxy materials for you in connection with Susser’s annual meeting of shareholders (the “Meeting”), which will take place on Tuesday, May 13, 2008. As a shareholder, you are invited to attend the Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.    What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, Susser's Board and Board committees, the compensation of directors and certain executive officers, and other required information.

3.    How may I obtain Susser’s Form 10-K and other financial information?

A copy of our 2007 Annual Report, which includes our 2007 Form 10-K, is enclosed.

Shareholders may request another free copy of our 2007 Annual Report, which includes our 2007 Form 10-K, from:

Susser Holdings Corporation

Attn: Investor Relations

P.O. Box 9036

Corpus Christi, TX 78469-9036

(361) 884-2463

Alternatively, current and prospective investors can access the 2007 Annual Report, which includes our 2007 Form 10-K and other financial information, on our Investor Relations web site at:

http://investor.susser.com/

We will also furnish any exhibit to the 2007 Form 10-K if specifically requested.

4.    How may I obtain a separate set of proxy materials?

If you share an address with another shareholder, you may receive only one set of proxy materials (including our 2007 Annual Report with our 2007 Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting our Investor Relations department at the address and/or phone number specified in question 3 above. A separate set of proxy materials will be sent promptly following receipt of your request.

If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, please call Computershare Investor Services, LLC (“Computershare”) at (303) 262-0600.

5.    How may I request a single set of proxy materials for my household?

If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write us at the address specified in question 3 above to request delivery of a single copy of these materials.

6.    What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Voting Information

7.    What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the Meeting are:

•	The election of two directors

•	The ratification of the adoption of our Employee Stock Purchase Plan

•	The ratification of the appointment of our independent registered public accounting firm for the 2008 fiscal year

We also will consider any other business that properly comes before the Meeting. See question 18 “What happens if additional matters are presented at the annual meeting?” below.

8.    How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the adoption of our Employee Stock Purchase Plan and “FOR” the ratification of the appointment of our independent registered public accounting firm for the 2008 fiscal year.

9.    How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the Meeting and transacting business is that holders of a majority of shares of Susser common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described in question 17 are counted for the purpose of determining the presence of a quorum.

10.    What shares can I vote?

Each share of Susser common stock issued and outstanding as of the close of business on March 28, 2008 (the “Record Date”) is entitled to be voted on a one vote per share basis on all items being voted upon at the Meeting. You may vote all shares owned by you as of this time, including shares held directly in your name as the shareholder of record, and shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank (i.e., in ‘street name’). On the Record Date, Susser had approximately 17,025,338 shares of common stock issued and outstanding.

11.    How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the Meeting. Shares held beneficially in street name may be voted in person at the Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

12.    How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

Shareholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Susser shareholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

13.    What is the deadline for voting my shares?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Meeting. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

14.    May I change my vote?

You may change your vote at any time prior to the vote at the Meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary prior to your shares being voted, or by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Meeting and voting in person.

15.    Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Susser or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.

16.    How are votes counted?

In the election of directors, you may vote “FOR” or “WITHHOLD” with respect to each of the nominees. In tabulating the voting results for the election of directors, only “FOR” votes are counted. For the ratification of the adoption of our Employee Stock Purchase Plan and for the ratification of the appointment of our independent registered public accounting firm, and any other items of business that may be properly brought before the Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the proposals).

17.    What is the voting requirement to approve each of the proposals?

In the election of directors, each director will be elected by the vote of a plurality of “FOR” votes cast with respect to that director nominee. For the ratification of the appointment of our independent registered public accounting firm, the ratification of the adoption of the Employee Stock Purchase Plan and any other items of business that may be properly brought before the meeting, the affirmative vote of a majority of those shares present in person or by proxy and entitled to vote is required.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

18.    What happens if additional matters are presented at the annual meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxy holders, E.V. Bonner, Jr. and Mary E. Sullivan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

19.    Who will bear the cost of soliciting votes for the annual meeting?

Susser is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

20.    Where can I find the voting results of the Meeting?

We intend to announce preliminary voting results at the Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Stock Ownership Information

21.    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most Susser shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

22.    What is a Shareholder of Record?

If your shares are registered directly in your name with Susser’s transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Susser. As the shareholder of record, you have the right to grant your voting proxy directly to Susser or to a third party, or to vote in person at the Meeting. Susser has enclosed a proxy card for you to use.

23.    What is a Beneficial Owner?

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting.

24.    What if I have questions for Susser’s transfer agent?

Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare Investor Services

350 Indiana Street, Suite 800

Golden, CO 80401

(303) 262-0600

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth, as of March 28, 2008 information regarding the beneficial ownership of the common stock of Susser Holdings Corporation and shows the number of shares and percentage owned by:

•	each person who is known by us to be the owner of 5.0% or more of our common stock;

•	each of our executive officers and directors;

•	all such executive officers and directors, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the Securities and Exchange Commission. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers with 60 days. Accordingly, the foregoing table does not include options to purchase our shares of common stock by any of such persons which are not exercisable within the next 60 days.

	Shares Beneficially Owned +
Name and Address	Number	%
Wellspring Capital Partners III, L.P. and affiliates(1)(2)	6,604,882	39.1
Sam L. Susser(3)	2,223,767	13.2
FMR LLC(4)	1,980,110	11.7
Lord Abbett & Co. LLC(5)	1,533,153	9.1
E.V. Bonner, Jr.	120,250	*
Rocky B. Dewbre	41,916	*
W. Alvin New	85,000	*
Mary E. Sullivan	33,941	*
William F. Dawson, Jr.(6)	6,604,882	39.1
Bruce W. Krysiak	27,958	*
Armand S. Shapiro	4,000	*
Sam J. Susser	23,958	*
Jerry E. Thompson	10,000	*
David P. Engel(7)	63,067	*

All executive officers and directors as a group (11 persons)(8)	2,633,857	15.6%

*	Represents less than 1%
+	Does not include shares of unvested restricted stock that may not be voted or transferred prior to vesting.
(1)	The address of each such person and/or entity is c/o Wellspring Capital Management LLC, Lever House, 390 Park Avenue, New York, NY 10022
(2)	The following natural persons have investment or voting power over the shares held by Wellspring Capital Partners III, L.P. and its affiliates: Greg S. Feldman, William F. Dawson, Jr., Carl M. Stanton and David C. Mariano
(3)	The total number of shares of common stock include shares held in trust in which Mr. Susser acts as Trustee. The address for Mr. Susser is P.O. Box 9036, Corpus Christi, TX 78469
(4)	The information contained in the table and this footnote with respect to FMR LLC is based solely on a filing on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008. The business address of the reporting party is 82 Devonshire Street, Boston, Massachusetts 02109
(5)	The information contained in the table and this footnote with respect to Lord Abbett & Co. LLC is based solely on a filing on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008. The business address of the reporting party is 90 Hudson Street, Jersey City, New Jersey 07302
(6)	Mr. Dawson is a partner of Wellspring Capital Management LLC, an affiliate of Wellspring Capital Partners III, L.P. and Stripes Holdings, L.P. and may be deemed to beneficially own the shares of common stock held of record by such entities. Mr. Dawson disclaims beneficial ownership of such shares of common stock except to the extent of any pecuniary interest therein
(7)	Includes 57,467 shares of common stock held by Engel Investments, Ltd. Mr. Engel serves as the president of the general partner of Engel Investments, Ltd
(8)	Includes shares of common stock held in trust in which Mr. Susser acts as trustee. Does not include 6,604,882 shares of common stock held of record by Wellspring Capital Partners III, L.P. and Stripes Holdings, L.P. of which Mr. Dawson may be deemed to be the beneficial owner by virtue of his relationship with affiliates of those entities. Mr. Dawson disclaims beneficial ownership of such shares of common stock except to the extent of any pecuniary interest therein.

INFORMATION ABOUT OUR BOARD

General

Our amended and restated certificate of incorporation and bylaws provide for an authorized number of directors of between six and nine members (as determined by the Board) and for a classified Board consisting of three classes of directors, each serving staggered three-year terms. The Board currently consists of seven members, four of whom have been determined by the Board to be independent under the rules and regulations of the NASDAQ Global Market. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and one class of directors will be elected by the shareholders each year. We believe that classification of our Board helps to assure the continuity and stability of our business strategies and policies as determined by the Board. Holders of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, the holders of a plurality of shares of common stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

Our Board of Directors held nine meetings in the 2007 fiscal year, four of which were regularly scheduled and five of which were specially called for purposes of discussing the acquisition of TCFS Holdings, Inc.—the parent company of Town & Country Food Stores, Inc.—which we acquired on November 13, 2007 (the “TCFS Acquisition”). Directors are expected, but are not required, to attend all Board meetings and meetings of the Board committees on which they serve. In the 2007 fiscal year, each of our Directors attended 75% or more of the total number of meetings of the Board of Directors and of the meetings of the Board committees on which he served. Directors are also requested, but are not required, to attend each annual meeting of security holders.

Board Independence

NASDAQ Global Market rules require that our Board be comprised of a majority of independent directors. The Board has determined that, of its current members, each of Messrs. Engel, Krysiak, Shapiro and Thompson qualifies as an “independent director” within the meaning of that term under the rules and regulations of the NASDAQ Global Market. In accordance with NASDAQ Global Market rules, our Board holds executive sessions of the non-management directors regularly.

Director Compensation

Each of our non-employee directors who are not affiliated with Wellspring currently receives an annual retainer ranging between $40,000 to $75,000 and received an award of 5,000 restricted shares of our common stock on February 29, 2008 for their services as directors. Messrs. Shapiro, Krysiak and Sam J. Susser were also granted 14,408 class B units of Stripes Holdings LLC on December 21, 2005 for their services as directors. Concurrently with the consummation of our initial public offering, those class B units were converted into 1,874 restricted shares of our common stock and options to purchase 14,158 shares of our common stock at the initial public offering price of $16.50. Mr. Thompson, who was elected to the Board in May 2006, received options to purchase 14,158 shares of our common stock at the initial public offering price of $16.50. Mr. Engel, who was elected to the Board in September 2007, received options to purchase 14,158 shares of our common stock at an exercise price of $23.58. These director shares and options vest over five years, with one-third vesting on the third, fourth and fifth anniversary of the original grant date. Other directors receive no additional compensation for serving as a director. All directors are entitled to reimbursement for their expenses incurred in attending meetings.

Committees of Our Board of Directors

Audit Committee.    Our Board of Directors has formed an audit committee currently chaired by Mr. Shapiro, who has been determined to be an independent board member, and qualifies as an audit committee financial expert as defined under Securities and Exchange Commission rules Mr. Thompson and Mr. Engel also serve on the audit committee. The audit committee reviews and monitors our internal controls, financial reports and accounting practices, as well as the scope and extent of the audits performed by both the independent and internal auditors, reviews the nature and scope of our internal audit program and the results of internal audits, and meets with the independent auditors. The audit committee operates under a written charter adopted by the Board, a current copy of which is available on our website at http://investor.susser.com/governance.cfm. The audit committee held five meetings during the 2007 fiscal year to discuss matters relating to the engagement of the Company’s independent auditors, to review Company financial statements and periodic filings and to address standing agenda items and met an additional six times with members of company management, the Company’s internal audit department and the Company’s independent auditors to discuss compliance initiatives relating to the Sarbanes Oxley Act of 2002.

Compensation Committee.    Our Board of Directors has formed a compensation committee currently chaired by Mr. Krysiak. Mr. Shapiro and Mr. Thompson also serve on the compensation committee. The compensation committee oversees our compensation and employee benefit plans and practices and produces a report on executive compensation. The compensation committee operates under a written charter adopted by the Board, a current copy of which is available on our website at http://investor.susser.com/governance.cfm. The compensation committee held three meetings during the 2007 fiscal year.

Nominating and Governance Committee.    Our Board of Directors has formed a nominating and governance committee which is chaired by Mr. Thompson. Mr. Shapiro and Mr. Krysiak also serve on the nominating and governance committee. The primary purpose of the nominating and corporate governance committee is to identify and to recommend to the Board individuals qualified to serve as directors of our company and on committees of the board, advise the board with respect to the Board composition, procedures and committees, develop and recommend to the board a set of corporate governance principles and guidelines applicable to us; and oversee the evaluation of the Board and our management. The nominating and governance committee held one meeting during the 2007 fiscal year.

Other Committees.    Our Board of Directors may on occasion establish other committees as it deems necessary or required.

Procedure for Nominations of Directors

Shareholder Recommendations and Nominations.    Our nominating and corporate governance committee will consider properly submitted shareholder recommendations of candidates for membership on the Board. In evaluating such recommendations, the nominating and corporate governance committee seeks to achieve a balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities within the membership criteria described below and the Board composition requirements of the NASDAQ Global Market rules. Any shareholder recommendations proposed for consideration by the nominating and corporate governance committee should include the candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Susser Holdings Corporation

P.O. Box 9036

Corpus Christi, TX 78469-9036

Our Bylaws also provide procedures for the nomination of directors directly by our shareholders. Our Bylaws provide that nominations for the election of directors may be made, if certain procedures are followed, by any shareholder who is entitled to vote generally in the election of directors. Any shareholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting of shareholders only if written notice of such shareholder’s intent to make such nomination or nominations has been delivered to our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such meeting). Each such notice of a shareholder’s intent to nominate a director must set forth certain information as specified in our Bylaws.

Director Selection Criteria and Procedures.    Although our nominating and corporate governance committee does not believe in setting specific minimum qualifications for candidates for membership on the Board, the nominating and corporate governance committee is committed to the belief that candidates for membership on the Board should have the highest professional and personal ethics and values—consistent with the Company’s longstanding values and standards—and should have broad experience at the policy-making level in business, government, education, the retail industry or public service. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders of the Company.

The nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of the Board and to recommend to the Board any appropriate changes. The Company’s bylaws provide for a minimum of six and a maximum of nine directors. In the event that vacancies are anticipated, or otherwise arise, the nominating and corporate governance committee will consider various potential candidates for director. Candidates may come to the attention of the nominating and corporate governance committee through current Board members, professional search firms, shareholders or other persons. Identified candidates will be evaluated at regular or special meetings of the nominating and corporate governance committee and may be considered at any point during the year. As described above, the nominating and corporate governance committee will consider properly submitted shareholder recommendations for candidates for the Board to be included in the Company’s annual proxy statement. Following verification of the shareholder status of people proposing candidates, recommendations will be considered together by the nominating and corporate governance committee at a regularly scheduled meeting. The nominating and corporate governance committee may also engage the services of a professional search firm to identify and assist in evaluating and conducting due diligence on potential director nominees.

Shareholder Communications

Our shareholders may communicate directly with the members of the Board or the individual chairperson of standing Board committees by writing directly to those individuals at the following address: Susser Holdings Corporation, P.O. Box 9036, Corpus Christi, Texas 78469. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

Code of Ethics

Our Board has approved Susser’s Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the principal executive officer and the principal financial officer. The Code of Business Conduct and Ethics is available on our website at http://investor.susser.com/governance.cfm and in print without charge to any shareholder who sends a written request to the Company's Secretary at our principal executive offices. The Company intends to post any amendments to or waivers of this code for its directors and executive officers, including its principal executive officer and principal financial officer, at this location on its website.

Compensation Committee Report

The Compensation Committee of the Susser Holdings Corporation Board of Directors (the “Compensation Committee”) is comprised of three independent directors and operates under a written charter. In carrying out its responsibilities, the Compensation Committee reviewed the section of this report entitled “Compensation Discussion and Analysis” (“CD&A”), with Susser management and provided comments on its content.

Based on the review and discussions described above, the Compensation Committee recommended to the Board that the CD&A be included in the Proxy Statement for the Company’s 2008 Annual Meeting of Shareholders.

Submitted by our Compensation Committee

Bruce Krysiak (Chair)

Armand Shapiro

Jerry Thompson

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was formerly an officer or employee of the Company or is a “related person” as defined by the regulations to the Securities Exchange Act of 1934. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers serve as a director of the Company or member of our compensation committee.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

Our compensation setting process consists of establishing targeted compensation levels for each member of senior management and then allocating that compensation among base salary and incentive compensation. Our incentive compensation program is designed to reward company-wide performance by tying short-term and long-term awards to (i) the achievement of targeted company financial objectives, (ii) the achievement of specific operational goals within the purview of an individual’s scope of responsibilities, as applicable and (iii) growth in shareholder value. Our executive officers are also eligible to participate in benefit plans generally available to our other employees. We believe our approach to compensation will enable us to achieve several key objectives necessary to promote growth in shareholder value, while practicing good corporate governance, including the following:

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Aligning the interests of our executives with those of our shareholders by tying incentive compensation to actual measurements of company and segment performance and the performance of our stock price over the long term;

•	Providing compensation to our executives that is competitive for our industry, region and size to enable us to recruit and retain key individuals; and

•	Communicating and reinforcing the importance of achieving growth and productivity targets, which drive performance to our business plan.

Process and Timing of Compensation Decisions.    The compensation committee reviews and approves all compensation targets and payments for senior management, including the named executive officers. The Chief Executive Officer evaluates the performance of other officers and develops individual recommendations for the committee’s assessment. Both the Chief Executive Officer and the compensation committee may make adjustments to the recommended compensation based upon an assessment of an individual’s performance and contributions to the Company. The compensation for the Chief Executive Officer is reviewed and approved by the compensation committee and by the Board, based upon their independent evaluation of the Chief Executive Officer’s performance and contributions.

The compensation committee meets annually in the first quarter of each fiscal year to establish the target bonus levels for that fiscal year, approve salaries to become effective approximately two weeks thereafter and consider bonuses for the prior fiscal year and long-term incentive awards. The compensation committee may, however, review salary and bonus levels at other times in the event of mid-year appointments, changes in responsibility or promotions. The compensation committee may also consider recommendations and grant long-term incentive awards from time to time as deemed appropriate during the year.

Since it was formed prior to the Company’s initial public offering, the compensation committee’s practice has been to hold this meeting during the first week of February. Consequently, any long-term incentive awards approved at this meeting are generally made at a grant date preceding the Company’s release of fourth quarter earnings. The Company does not, however, coordinate awards with the release of earnings for the purpose of affecting executive compensation and generally makes any mid-year grants during approved trading windows under the Company’s insider trading policy following the release of earnings information.

The following table summarizes the approximate timing of some of our more significant compensation events:

Event	Timing
• Determine annual incentive bonus for preceding fiscal year	First quarter

• Consider base salary adjustments for executive officers for current fiscal year	First quarter

• Establish financial performance objectives for annual bonuses for next fiscal year	Fourth quarter

• Consider long-term incentive compensation awards	First quarter and from time to time

Components of Executive Compensation.    The following is a summary description of the key components of our executive compensation program:

•

Base salary—Component of pay based on an individual’s competencies, skills, experience, responsibility and performance, as well as internal and external equity considerations. Base salary is designed to provide a fixed level of competitive pay as well as a foundation upon which incentive opportunities and benefit levels are established.

•

Annual Bonuses—Performance-based component of pay based on achievement of annual internal financial goals, the achievement of individual-specific operational goals and/or business unit performance. Our annual incentive bonuses are primarily designed to focus our executives on attainment of key annual financial performance measures that we believe drive the long-term financial growth of the Company.

•	Long-term incentives—Performance-based component of pay based on achievement of long-term internal financial goals and stock price performance.

•	Severance benefits—Provides pay and benefits in the event an executive’s job is eliminated or employment is terminated in certain circumstances.

•	Other benefits and perquisites—Provides enhanced benefits for executives, which vary by executive level.

Relative Size of Major Compensation Elements.    In setting executive compensation, the compensation committee considers the aggregate amount of compensation payable to an executive officer and the form of the compensation. The compensation committee seeks to achieve an appropriate continuing balance between immediate cash compensation and long-term incentives designed to retain key personnel and align their interests with those of long-term shareholders. The level of incentive compensation typically corresponds to an executive officer’s responsibilities within the Company, with the level of incentive compensation for more senior executive officers being a greater percentage of total compensation than for less senior executive officers.

Although we typically consider long-term incentive grants when we recruit new management personnel, or upon hiring or promoting senior employees, we have not historically perceived a need to make long-term incentive awards a significant component of annual compensation. However, the compensation committee does, from time to time, consider paying portions of annual compensation in the form of long-term incentive awards and our president and chief executive officer, in lieu of a cash award and in consultation with the compensation committee, elected to receive his 2006 bonus in the form of 7,500 shares of restricted common stock, and received 5,000 shares of restricted stock for 2007 performance in addition to a cash bonus.

Because we have generally paid annual compensation primarily in cash—and because our named executive officers are eligible to participate in our 401(k) and non-qualified deferred compensation plans that permit them to defer tax recognition of a portion of that cash compensation—our compensation committee has not historically based compensation decisions upon tax or accounting considerations. Similarly, the compensation committee has not historically considered gains recognized from prior stock option or restricted stock awards because no outstanding stock options or shares of restricted stock have yet vested. However, the compensation committee may take these, or other, issues into consideration when making future compensation decisions.

Determination of Executive Compensation Levels.

In making any compensation decision, the compensation committee generally considers external, objective criteria—such as market trends in executive compensation practices—as well as each individual’s attributes, performance objectives, responsibilities and contributions. Compensation for our Chief Executive Officer is reviewed and approved by the compensation committee and, ultimately, by the Board. For officers other than the Chief Executive Officer, individual performance is evaluated and compensation decisions are made with the recommendations of the Chief Executive Officer.

Individual Performance and Contributions.    Individual performance objectives are specific to each officer position and may relate to the following matters, among others:

•	Leadership

•	Customer/Frontline Employee Experience

•	Financial Performance/Acumen

•	Ethics/Integrity

•	Driving Growth

•	Planning, Execution and Problem Solving

•	Strategic Vision/Direction

•	Leadership Development/Succession Planning

•	Internal Controls/Risk Management

•	External Relations

•	Board Relations and Operations

These subjective evaluative criteria are used to supplement objective financial performance metrics for purposes of assisting the compensation committee in considering increases in annual base salary above the level specified in an individual’s employment agreement and/or increases or decreases in an individual’s annual performance bonus above or below the level called for by reference to achievement of specific financial targets.

Comparison Analysis.    In 2007, the compensation committee, with the assistance of Company personnel and in consultation with the Company’s financial advisors, began compiling a comparison study of compensation practices at other companies for purposes of guiding 2008 compensation decisions. Due to the Company’s unique retail convenience store, wholesale fuel distribution and restaurant business structure and its relative size, the Company has no pure peer companies against which to benchmark. Accordingly, after considering an initial field of approximately 30 reporting companies, the compensation committee selected a comparison group comprised of the following 14 companies operating in the convenience store, discount store, retail grocery and foodservice industries:

Alon USA Energy, Inc.	O’Charley’s Inc.

The Pantry, Inc.	AFC Enterprises Inc.

Casey’s General Stores, Inc.	California Pizza Kitchen Inc.

Delek US Holdings, Inc.	Fred’s Inc.

Texas Roadhouse, Inc.	Arden Group Inc.

Spartan Stores Inc.	Village Super Market Inc.

Carrols Restaurant Group, Inc.	Duckwall-ALCO Stores Inc.

The compensation committee considered the mean, median and 25th and 75th percentile compensation levels by executive office, in total and by individual compensation component, across this comparison group, while giving proper deference to differences in size and profitability by comparing group distribution of enterprise value, trailing 12 month revenue, trailing 12 month EBITDA and number of employees. On a pro-forma basis for the acquisition of the parent company of Town & Country Food Stores in November of 2007, the Company’s size and financial results placed it above median but below mean levels of enterprise value, trailing 12 month EBITDA and employee count and significantly above both median and mean levels of trailing 12 month revenue. The Compensation Committee also evaluated the Company’s same store and total growth rates as well as other quantitative and qualitative factors in evaluating compensation. After considering this analysis of peer group compensation levels, the Compensation Committee determined that adjustments to named executive officer compensation reflected below were warranted both by external market conditions, as well as by the quantitative and qualitative performance criteria discussed in greater detail below.

Adjustments to Base Compensation and Target Bonus Levels.    Each of our named executive officers is currently party to an employment agreement that sets his or her base annual salary and target bonus level, in either case, subject to annual review and discretionary increase by our compensation committee for reasons such as changes in job responsibility or market trends or to reward individual performance. The table below presents the annual base salary levels and target bonus level (expressed as a percentage of base salary) for each of our named executive officers after giving effect to any increases approved by the compensation committee from the base levels specified in the executives’ 2006 employment agreements:

Executive Officer	Year[1]	Base Salary(a)	Target Bonus Percentage
Sam L. Susser	2008	$500,000	50%
President and Chief Executive Officer	2007	500,000	40%
	2006	500,000	40%

E.V. Bonner, Jr.	2008	$289,321	40%
Executive Vice President, Secretary and General Counsel	2007	279,537	33%
	2006	279,537	33%

Rocky B. Dewbre	2008	$232,875	40%
Executive Vice President and Chief Operating Officer—Wholesale	2007	225,000	33%
	2006	188,405	33%

Mary E. Sullivan	2008	$220,775	40%
Executive Vice President, Chief Financial Officer and Treasurer	2007	170,775	33%
	2006	165,000	33%

Ronald D. Coben(b)	2008	N/A	N/A
Executive Vice President and Chief Marketing Officer	2007	$300,000	33%
	2006	300,000	33%

(a)	Annualized base salary level, which, to the extent of any increase or decrease from the preceding year, generally becomes effective approximately two weeks after compensation committee approval. 2006 base salaries correspond to base salary levels set forth in the executives’ 2006 employment agreements.
(b)	As an inducement to join the Company, Mr. Coben’s employment agreement provided for a guaranteed bonus of $25,000 in 2006 and of $100,000 in 2007. Mr. Coben resigned from his office with the Company in February 2008.

In 2007, the compensation committee approved increases to Ms. Sullivan’s and Mr. Dewbre’s base salary levels. Ms. Sullivan’s base salary’s was increased by 3.5%, reflecting acceptable financial performance, achievement of certain growth objectives and successful execution of the initial public offering. Mr. Dewbre’s base salary was increased by $36,595 or approximately 19%, in view of strong financial performance in 2005 and 2006. No adjustments were made to the salaries of the other named executive officers.

In 2008, the Company adjusted the base compensation for Ms. Sullivan from $170,775 to $220,775 for outstanding performance as Chief Financial Officer as it relates to accurate, timely financial reporting, transparency and accessibility to shareholders, bondholders and lenders, recruiting highly qualified staff and retaining and developing critical team members in a competitive regional economy. Ms. Sullivan was also instrumental in the due diligence and financing processes necessary to complete our acquisition of the parent company of Town & Country Food Stores in November of 2007.

Mr. Dewbre’s base salary was adjusted in 2008 from $225,000 to $232,875, reflecting the achievement of targets relating to EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and new store openings in the wholesale division. Mr. Dewbre was the team leader in a successful renegotiation of pricing under a major supply agreement and was a key member of the due diligence and integration teams working to complete the Town & Country acquisition.

Mr. Bonner’s compensation was adjusted from $279,537 in 2006 and 2007 to $289,321 in 2008, reflecting his contribution to our successful initial public offering in 2006, and to the due diligence effort, negotiations, and financing and integration processes relating to the Town & Country acquisition. Also, the compensation committee recognized Mr. Bonner’s success in strengthening the legal and construction groups in 2007 and his continued success in overseeing the execution of our real estate development objectives.

Target bonus levels for 2008 for each of Ms. Sullivan and Mssrs. Dewbre and Bonner were also increased from 33% (the base level specified in their employment agreements) to 40% to reflect market considerations and the challenge associated with meeting internal performance targets.

Mr. Susser’s base salary remains unchanged from 2004 to 2008 as he has recommended to the compensation committee and to the Board that, in lieu of increases to base salary, the committee and Board consider equity incentives or one-time bonuses to better align his interests with those of other shareholders. Mr. Susser’s 2008 target bonus level was increased from 40% to 50% to reflect market considerations and the challenge associated with meeting internal performance targets.

Annual Bonuses.    Annual bonuses are intended to motivate and reward the Company’s named executive officers by tying performance awards to both the achievement of Company and segment-specific financial goals for the performance year and individual performance and achievements. Target bonus levels, based on the target percentages specified in each of the named executive officers’ employment agreements—as they may be increased from time to time in the discretion of the compensation committee, form the benchmark for making annual bonus decisions. These target bonus levels are currently 50% of base salary for our Chief Executive Officer and 40% for each of our other named executive officers, as discussed above. The compensation committee considers company performance for the preceding fiscal year based upon one or more categories of financial or operational metrics to further refine its estimation of target bonus dollars available for the named executive officers. Final bonus awards are determined, however, within the sole discretion of the compensation committee after assessing the subjective performance criteria discussed under the preceding caption, “Individual Performance and Contributions.” The compensation committee chooses to retain such discretionary authority over bonus decisions—without relying solely on a formulaic assessment of pre-determined performance metrics—due to the impact that outside variables, such as fuel margins or weather, have historically had on our results of operations, and its observation that Company or segment-specific performance metrics may not reflect the growth or performance of individuals within the Company. Consequently, while the compensation committee considers the objective performance criteria established as part of the management bonus program discussed below to be important components in making award determinations, bonus decisions are nonetheless entirely discretionary in nature.

At the beginning of the 2007 fiscal year, the compensation committee determined that its objective assessment of Mr. Coben’s performance would be based 66.7% on achievement of targeted consolidated EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) with the remaining 33.3% being based on achieving targeted levels of retail segment EBITDAR and retail segment non-fuel gross income, respectively. Similarly, Mr. Dewbre’s objective performance criteria for fiscal 2007 were weighted 66.7% on achievement of targeted consolidated EBITDAR with the remaining 33.3% being based on achieving targeted levels of wholesale segment EBITDAR. The performance of our other named executive officers was assessed based upon performance of the Company relative to internal target levels of consolidated adjusted EBITDAR. The following table reflects the correlation between (i) achievement of internal target levels of these metrics and (ii) corresponding target bonus dollars available for each of our named executive officers (expressed as a percentage of base salary) for the 2007 fiscal year. For the 2007 fiscal year, without giving effect to the impact of the TCFS Acquisition, the company achieved EBITDAR slightly in excess of internal targets. The compensation committee considered this financial performance, together with the management team’s successful execution of the TCFS Acquisition and the other achievements discussed above under the caption “Adjustments to Base Compensation and Target Bonus Levels,” in awarding the bonuses reflected in the Summary Compensation Table.

2007 Management Bonus Program

Relationship of Target Bonus Dollars (As Percentage of Annual Salary)

To Achievement of Internal EBITDAR Target

	Actual Annual EBITDAR as a Percentage of Internal Target
	90.0%	95.0%	100.0%	103.4%	106.8%	110.3%	113.7%	117.1%	120.5%	124.0%
Sam L. Susser President and Chief Executive Officer	*	*	40.0%	*	*	*	*	*	*	*

All other Named Executive Officers	3.0%	10.0%	33.0%	41.5%	51.5%	64.0%	80.0%	97.5%	120.0%	150.0%

*	Mr. Susser’s Employment Agreement specifies a bonus of 40% of base salary when the Company achieves annual internal target levels of consolidated adjusted EBITDA, but the compensation committee has the sole discretion and flexibility to set appropriate bonus payments for performance below or above the internal target level.

For fiscal 2008, the compensation committee determined that modifications to the management bonus program were necessary to reflect the Company’s increased scale following the Town & Country acquisition. The following table reflects the 2008 management bonus program, after giving effect to these modifications.

2008 Management Bonus Program

Relationship of Target Bonus (As Percentage of Annual Salary)

To Achievement of Internal EBITDAR Target

	Actual Annual EBITDAR as a Percentage of Internal Target
	90.0%	95.0%	100.0%	102.5%	105.0%	107.5%	110.0%	112.5%	115.0%	117.5%	120%
Sam L. Susser President and Chief Executive Officer	*	*	50.0%	*	*	*	*	*	*	*	*

All other Named Executive Officers(1)	3.0%	10.0%	40.0%	45.0%	52.0%	62.0%	75.0%	90.0%	110.0%	130.0%	150.0%

*	Mr. Susser’s Employment Agreement specifies a bonus of 40% of base salary, which was increased for the 2008 fiscal year to 50%, when the Company achieves annual internal target levels of consolidated adjusted EBITDA, but the compensation committee has the sole discretion and flexibility to set appropriate bonus payments for performance below or above the internal target level.
(1)	Target bonus level expressed as a percentage of annual salary (i) for Mr. Bonner and Ms. Sullivan, based upon percentile level at which actual annual consolidated adjusted EBITDAR of Susser Holdings Corporation corresponded to internal target and (ii) for Mr. Dewbre, based (x) 66.7% upon percentile level at which actual annual consolidated adjusted EBITDAR of Susser Holdings Corporation corresponded to internal target and (y) 33.3% upon percentile level at which actual annual EBITDAR of Susser Petroleum Company (which operates our wholesale segment) corresponded to internal target.

For purposes of assisting its annual bonus determinations, the compensation committee selects internal performance targets that it believes are achievable while also aspirational, insofar as they are indicative of strong company-wide or, as the case may be, segment-specific performance. While the Company believes that target levels are reasonably attainable, they are necessarily based on certain assumptions as to variables beyond the Company’s control, including future weather patterns, commodity price levels and the impact of outside competition—all of which have historically had a significant impact on our business. The compensation committee also notes the impact to the Company’s financial performance of any acquired business that was not contemplated at the time the internal targets were finalized. Consequently, while the compensation committee looks generally to these objective performance measures, it does not take a purely formulaic approach to making bonus decisions and retains authority to consider any number of subjective factors in making award determinations.

Long Term Incentive Awards

In connection with our initial public offering, we adopted the Susser Holdings Corporation 2006 Equity Incentive Plan (the “Plan”) which governs the terms of equity awards granted to our management team prior to our initial public offering as well as any future equity awards granted by us. The Plan is intended to provide incentives that will attract, retain and motivate highly competent persons as directors and employees of, and consultants to, the Company and our subsidiaries, by providing them with opportunities to acquire shares of our common stock or to receive monetary payments. Additionally, the Plan provides us a means of directly tying our executives’ financial reward opportunities to our shareholders’ return on investment.

Employees and directors of, and consultants to, us or any of our subsidiaries are eligible to participate in the Plan, which is administered by the compensation committee. The Plan makes available an aggregate of 2,637,277 shares of our common stock, subject to adjustments. The Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options, shares of restricted stock, and other stock-based awards. The committee determines, with regard to each type of award, the terms and conditions of the award, including the number of shares subject to the award, the vesting terms of the award, and the purchase price for each award.

Long-term incentive grants have been historically made at, or near, the beginning of the employment relationship and generally vest over a five year term. These initial awards are generally made at levels intended to provide a meaningful incentive for continued employment, and for strong financial performance, over the vesting period. We believe the incentivizing characteristics of these awards continue throughout the full vesting period. Additionally, members of our executive management team have historically made significant personal equity investments in the Company. Consequently, in recent years our compensation committee has not made long-term incentive awards a significant component of annual executive compensation other than where prior awards to existing management personnel are vesting, and incremental awards are desirable to maintain comparable levels of long term performance and retention incentives.

Adjustment of Awards.    In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, or other like change in capital structure (other than normal cash dividends) or similar corporate event or transaction, the compensation committee will determine whether and to what extent it should substitute or adjust, as applicable, the number and kind of shares of stock that may be issued under the Plan or under particular form and conditions of such awards.

In the event we are a party to a merger or consolidation or similar transaction (including a change of control), the compensation committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding awards, including, without limitation, that at any time prior to such transaction, all then outstanding awards shall become immediately exercisable or vested and any restrictions on any awards shall immediately lapse. In addition, the compensation committee may provide that all awards held by participants who are at the time of the event in our service or the service of any of our subsidiaries or affiliates shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service or that all awards will be substituted with awards that will substantially preserve the otherwise applicable terms of affected awards previously granted hereunder, in each case, as determined by the compensation committee in its sole discretion.

Amendment and Termination.    The compensation committee has the right to amend, suspend or terminate the Plan at any time, provided that no amendment may adversely affect in any material respect any participant’s rights under any award grant previously made or granted under the Plan without the participant’s consent. Also, no amendment of the Plan may be made without approval of our shareholders if the approval is necessary to comply with any tax or regulatory requirement applicable to the Plan.

Compliance with Code Section 409A.    In the event that the compensation committee determines that the Plan and/or awards are subject to Code Section 409A, the compensation committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such award, and (iii) comply with the requirements of Code Section 409A, including any regulations or other interpretive guidance that may be issued after the grant of any award. However, neither the Company nor the compensation committee is obligated to ensure that awards comply with Code Section 409A or to take any actions to ensure such compliance.

Termination and Change of Control Benefits

Employment agreements with each of the named executive officers provide for severance payments upon certain events of termination. Generally, if we terminate any of our named executive officers “without cause,” or the executive elects to terminate employment “for good reason,” he or she is entitled to two times (three times in the case of Mr. Susser) base salary paid out in five installments over two years, plus any earned and accrued but unpaid bonus and any accrued vacation pay, 24 months of continued health insurance coverage for the executive and his or her family, and the reimbursement of any previously-incurred job-related expenses. For purposes of these employment agreements, “good reason” includes, (i) a reduction of the executive’s base salary or target bonus percentage; (ii) the relocation of the executive’s principal office location to a location outside of Corpus Christi or Houston, Texas; (iii) our failure to provide any employee benefits due to be provided to the executive; (iv) a material breach of the executive’s employment agreement by us; or (v) the acquisition by a financial or strategic buyer of 51% of the outstanding equity interests of the company, provided, in the latter case, the executive negotiates to provide continued transition services for a reasonable period. Under these employment agreements, our named executive officers are also entitled to various “gross-up” payments for certain excise taxes they may incur in connection with annual compensation or any severance payments.

We believe the termination and change of control provisions contained in our executive employment agreements play an important role in attracting and recruiting executive talent by partially offsetting the career and relocation risks associated with changing jobs and, frequently, moving from larger cities offering greater opportunities for executive-level employment. Additionally, we believe the employment agreements provide long term protections for the Company through non-competition provisions prohibiting the named executive officers from working (or maintaining anything other than a de minimis ownership interest in a company operating in) the convenience store or wholesale fuel distribution industry—in any county in which the Company operates at the date of termination of employment—as well as non-solicitation agreements prohibiting the named executive officers from hiring Company employees, for a period of two years from the date of termination.

Perquisites and Other Benefits

We provide certain perquisites to our executive officers. Executives are eligible to receive annual health examinations and personal administrative and financial services support from corporate staff. In addition, we provide our President and Chief Executive Officer with a company vehicle and reimburse him for the business use of his private aircraft.

We do not provide executive officers with supplemental executive medical benefits or coverage. In addition, we generally do not reimburse executives for aircraft time relating to personal use, such as travel to and from vacation destinations. However, spouses (or other family members) occasionally accompany executives when executives are traveling on private aircraft for business purposes, such as attending an industry business conference at which spouses are invited and expected to attend.

We provide other benefits, including medical, life, dental, and disability insurance in line with competitive market conditions. Our named executive officers are eligible for the same benefit plans provided to our other non-store employees, including insurance plans and supplemental plans chosen and paid for by employees who wish additional coverage.

We have established a 401(k) benefit plan for the benefit of our employees. All full-time employees who are over 21 years of age and have greater than six months tenure are eligible to participate. Under the terms of the 401(k) plan, employees can contribute up to 100% of their wages, subject to IRS limitations, which, for 2007, were generally a maximum contribution amount of $15,500 on maximum compensation of $225,000. We match 20% of the first 6% of salary that the employee contributes as a “guaranteed” match. Additionally, we may make a discretionary match that we determine in the first quarter of each year, based on the prior year’s financial performance against internal targets. For fiscal 2005, 2006 and 2007, we made a discretionary match of 30%, 0%, and 10%, respectively, of the first 6% of salary that each employee contributed in addition to the 20% match.

We have also implemented a nonqualified deferred compensation (NQDC) plan for key executives, officers, and certain other employees to allow compensation deferrals in addition to that allowable under the 401(k) plan limitations, in that the contribution limits and compensation limits of the 401(k) plan do not apply to the NQDC plan. Participants in the NQDC plan may defer up to 75% of their salary. We match a portion of the participant’s contribution each year on the first 6% of salary deferred, using the same percentage of guaranteed and discretionary matches that are used for its 401(k) plan. The investment options available in the NQDC plan are identical to those offered in the 401(k) plan. Plan benefits are paid from our assets upon termination or retirement, and the Plan does not otherwise permit early withdrawals, distributions or loans, except for certain hardship withdrawals in the event of unforeseen emergencies.

Stock Ownership Guidelines

Our Board, the compensation committee and our executives recognize that ownership of our common stock is an effective means by which to align the interests of our directors and executives with those of our shareholders. We have long emphasized the importance of stock ownership among our executives and directors. We believe the existing ownership positions of our named executive officers combined with Plan-based equity awards issued in 2005, 2006 and 2007 create a strong incentive to achieve long-term growth in the price of our common stock. We encourage our management team to continue to invest in our stock and intend to continue to use Plan-based equity awards to promote the further alignment of management and shareholder interests.

Prohibition on Insider Trading

We have established policies prohibiting our officers, directors, and employees from purchasing or selling Susser securities while in possession of material, nonpublic information, or outside of certain “window periods” following the release of annual and quarterly financial results, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations.

Summary Compensation Table

The following table provides a summary of total compensation paid for 2006 and 2007 to our named executive officers, and the base salary, bonus and other compensation for 2005. The table shows amounts earned by such persons for services rendered to Susser in all capacities in which they served. The elements of compensation listed in the table are more fully described in the “Compensation Discussion and Analysis” section of this report and in the footnotes that follow this table.

Name	Year	Salary ($) (1)	Bonus ($) (2)		Stock Awards ($) (4)	Option Awards ($) (5)	All Other Compensation ($) (6)	Total ($) (7)
Sam L. Susser	2007	500,000	200,000	(3)	207,845	872,609	49,429	1,829,883
President and Chief Executive Officer	2006	496,154	—	(3)	181,525	145,435	195,952	1,019,066
	2005	503,846	242,500		—	—	22,390	—

Mary E. Sullivan	2007	169,886	78,659		43,864	210,862	3,355	506,626
Executive Vice President and Chief Financial Officer	2006	156,843	16,500		43,864	35,143	11,862	264,212
	2005	118,561	45,784		—	—	4,945	—

E.V. Bonner, Jr.	2007	279,537	111,256		43,864	210,862	4,638	650,157
Executive Vice President and General Counsel	2006	276,197	25,000		43,864	35,143	21,881	402,085
	2005	272,974	105,414		—	—	12,150	—

Ronald D. Coben(8)	2007	300,000	115,067		—	150,670	32,720	598,457
Executive Vice President and Chief Marketing Officer	2006	16,154	25,000		—	25,112	—	66,266

Rocky B. Dewbre	2007	219,370	102,079		43,864	210,862	8,396	584,571
Executive Vice President and Chief Operating Officer—Wholesale	2006	186,025	247,069		43,864	35,143	19,083	531,184
	2005	182,161	259,121		—	—	5,465	—

(1)	Includes base salary paid to each named executive officer during the fiscal year. 2005 base salary for each of the named executive officers includes a timing difference of 2 days of pay that would have normally been paid during 2006. Effective with the December 2005 recapitalization, members of our management team that chose to invest in Stripes Holdings LLC became “members” instead of employees, and we cut off 2005 salary for these members on December 20, 2005, rather than December 18, 2005, as for all other “non-member” employees. The first payment that members received in 2006 was reduced by the 2 days already paid in 2005. Effective with the IPO and corporation formation transactions completed on October 24, 2006, the named executive officers reverted back to “employee” status.
(2)	Amounts included in bonus column are the amounts earned for each fiscal year, but such amounts were paid in March of the following year.
(3)	Sam L. Susser was granted 7,500 shares of restricted stock on March 27, 2007, in lieu of a cash bonus for 2006. Mr. Susser was granted a cash bonus for 2007 in the amount of $200,000 and granted 5,000 shares of restricted stock on February 29, 2008 in recognition of the Company’s performance for 2007. The shares vest over five years, with one-third of such shares vesting on the third, fourth, and fifth anniversary of grant dates. The fair values of the grants are $134,400 and $121,100, based on the closing prices on the date of respective grants of $17.92 and $24.22 per share. Compensation cost is being recognized over the five-year vesting periods in accordance with SFAS No. 123(R).
(4)	Represents the dollar amount recognized for financial statement reporting purposes for the respective fiscal years in accordance with SFAS No. 123(R), which requires companies to expense the fair value of equity awards over the period in which an employee is required to provide service in exchange for the awards. The reported amounts represent the amount of compensation expense recognized by Susser in 2006 and 2007 pertaining to restricted units of Stripes Holdings LLC originally granted in December 2005, and converted to equivalent unvested restricted shares of Susser concurrent with the IPO. See the “Outstanding Equity Awards at December 30, 2007” table for more information on restricted shares granted.

The amounts stated in the table reflect Susser’s accounting expense for these awards in accordance with SFAS No. 123(R). While these amounts reflect the portion of the grant date fair value of the awards recognized as accounting expense over the requisite service period, they do not correspond to the actual value that may be recognized by the named executive officers upon any disposition of vested stock. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the restricted shares, refer to Note 19—Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008. Amounts have not been presented for 2005 fiscal year.

(5)	Represents the dollar amount recognized for financial statement reporting purposes for the respective fiscal years in accordance with SFAS 123(R), which requires companies to expense the fair value of equity awards over the period in which an employee is required to provide service in exchange for the awards. The reported amounts represent the amount of compensation expense recognized by Susser pertaining to stock options granted in 2006 and 2007. See the “Grants of Plan Based Awards” table for more information on stock options granted.

The amounts stated in the table reflect Susser’s accounting expense for these awards in accordance with SFAS No. 123(R). While these amounts reflect the portion of the grant date fair value of the awards recognized as accounting expense over the requisite service period, they do not correspond to the actual value that may be recognized by the named executive officers upon any disposition of vested stock. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the stock options, refer to Note 19—Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008. Amounts have not been presented for 2005 fiscal year.

(6)	The details of amounts listed as “All Other Compensation” are presented in the “All Other Compensation Table” below.
(7)	Total compensation is not being presented for 2005, as the components of compensation presented for this year are not consistent with those required to be presented for 2006 and 2007.
(8)	Mr. Coben began his employment with us in November 2006. He resigned effective February 1, 2008.

All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($) (1)	Tax Reimbursements ($) (2)	Company Contributions to 401(k) and Deferred Compensation Plans ($) (3)	Management Fees ($) (4)	Total ($)
Sam L. Susser	2007	40,429	—	9,000	—	49,429
	2006	33,605	15,259	9,047	138,041	195,952
	2005	—	—	22,390	—	22,390

Mary E. Sullivan	2007	—	—	3,355	—	3,355
	2006	—	7,818	2,433	1,611	11,862
	2005	—	—	4,945	—	4,945

E. V. Bonner, Jr.	2007	—	—	4,638	—	4,638
	2006	—	10,326	4,654	6,901	21,881
	2005	—	—	12,150	—	12,150

Ronald D. Coben	2007	31,370	—	1,350	—	32,720
	2006	—	—	—	—	—

Rocky B. Dewbre	2007	—	—	8,396	—	8,396
	2006	—	11,393	5,389	2,301	19,083
	2005	—	—	5,465	—	5,465

(1)

Perquisites and other personal benefits for 2006 and 2007 are included for each named executive officer only to the extent the aggregate value is equal to or greater than $10,000 in any year. Amounts shown for 2005 have not been restated to reflect the new requirements effective for fiscal 2006. For Sam L. Susser,

2007 perquisites consisted of $37,254 estimated value of personal financial and administrative services provided by Susser personnel and $3,175 for personal use of company-provided vehicle. For Ronald D. Coben, perquisites consisted of reimbursement for commuting and temporary living expenses.

(2)	Tax reimbursements for 2006 are tax gross-up amounts paid to each named executive officer prior to the IPO, during which time we were organized as a partnership and each of our named executive officers was considered a member, rather than an employee, for Federal tax purposes as each had made an investment in Stripes Holdings LLC. We paid to each member an amount equal to the amount of payroll tax that we would have otherwise incurred had that member been considered an employee, and each member was then responsible for paying taxes as if self-employed. Effective with the IPO and corporate formation transactions completed October 24, 2006, each named executive officer became an employee of Susser Holdings Corporation and the tax reimbursements ceased.
(3)	Each of our named executive officers is eligible to participate in a 401(k) plan that is generally available to all employees. Additionally, certain highly compensated employees, including our named executive officers, are eligible to participate in our NQDC plan. The investment options in the NQDC plan mirror those available in our 401(k) plan, and do not contain any above-market or preferential earnings. The Company’s contributions to the 401(k) and NQDC plans accrued for fiscal 2005, 2006 and 2007 included a discretionary match of 30%, 0%, and 10%, respectively, on the first 6% of salary deferred in addition to the 20% guaranteed match.
(4)	We entered into a management services agreement, or the “Services Agreement,” with Wellspring Capital Management LLC and Sam L. Susser concurrently with the December 2005 recapitalization. Wellspring Capital Management LLC and Sam L. Susser provided general advice and counsel to us in connection with our long-term strategic plans, financial management, strategic transactions and other business matters. Sam L. Susser assigned his rights to receive a portion of the compensation under the Services Agreement to certain other members of our senior management and Board of Directors. The Services Agreement terminated upon the completion of the IPO.

Grants of Plan Based Awards

For Fiscal Year Ended December 30, 2007

Name	Grant Date	Approval Date	Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Sam L. Susser (1)	3/27/07	2/6/07	7,500	134,400

(1)	Mr. Susser received 7,500 shares of restricted stock in lieu of a cash bonus for 2006. The award was approved by the Compensation Committee on February 6, 2007, and granted on March 27, 2007. The restricted shares vest over five years, with one-third of such shares vesting on the third, fourth, and fifth anniversary of grant dates.
(2)	The reported grant date fair value of the restricted stock was determined based on the closing price of our stock on the grant date of $17.92.

Outstanding Equity Awards at December 30, 2007

	Option Awards				Stock Awards(3)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)
Named Executive Officer	Exercisable	Unexercisable
Sam L. Susser (1)	—	353,953	16.50	12/20/2015	54,363	1,114,442
Mary E. Sullivan (1)	—	85,531	16.50	12/20/2015	11,324	232,142
E.V. Bonner, Jr. (1)	—	85,531	16.50	12/20/2015	11,324	232,142
Ronald D. Coben (2)	—	72,040	16.50	10/17/2016	—	—
Rocky B. Dewbre (1)	—	85,531	16.50	12/20/2015	11,324	232,142

(1)	In connection with the 2005 recapitalization, the named executive officers were awarded class B units in Stripes Holdings LLC. To give effect to the corporate restructuring that took place upon our IPO, and the effective redemption and cancellation of these class B units, the Board of Directors approved certain option grants to the named executive officers under the Susser Holdings Corporation 2006 Equity Incentive Plan, to be awarded concurrent with the IPO and with an exercise price equal to the IPO price. The number of options granted was determined by a formula designed to provide a similar economic benefit as the class B units being extinguished. Susser’s IPO was declared effective on October 18, 2006, and an initial offering price was set at $16.50. The options expire on December 20, 2015, and one-third vest each on December 21, 2008, 2009 and 2010, respectively. For additional information on the options granted under the 2006 Equity Incentive Plan, refer to Note 19—Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008.
(2)	Mr. Coben’s options were granted to him concurrent with our IPO in 2006. The options expire on October 17, 2016, and one-third vest each on October 17, 2009, 2010 and 2011, respectively. Mr. Coben’s options were forfeited upon his resignation February 1, 2008.
(3)	Represent shares of unvested stock that were initially granted as Class B units in Stripes Holdings LLC in December 2005, and were converted to equivalent shares of Susser common stock concurrent with the IPO. The shares vest one-third each on December 21, 2008, 2009 and 2010, respectively. The closing market price on December 28, 2007, the last trading day in 2007, was $20.50 per share. For additional information on the unvested stock, refer to Note 19—Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008.

Option Exercises and Stock Vesting

No options were exercised by any named executive officer, and no options or shares of restricted stock owned by any named executive officer vested in fiscal 2007.

Pension Benefits

Other than our 401(k) and non-qualified deferred compensation plans described elsewhere in this document, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

The following table provides information regarding contributions by Susser and each named executive officer under our non-qualified deferred compensation plan during 2007. The table also presents each named executive officer’s earnings and year-end balances in the plan. Our non-qualified deferred compensation plan is described above in “Compensation Discussion and Analysis” under the caption “Perquisites and Other Benefits.”

Name	Executive Contributions in 2007 ($) (1)	Registrant Contributions in 2007 ($) (2)	Aggregate Earnings in 2007 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Sam L. Susser	100,000	6,000	67,020	—	894,463
Mary E. Sullivan	9,319	1,860	2,626	—	57,635
E.V. Bonner, Jr.	15,227	2,406	4,715	—	136,883
Ronald D. Coben	—	—	—	—	—
Rocky B. Dewbre	41,980	4,948	14,445	—	192,974

(1)	The amounts shown are included in the salary and incentive compensation numbers shown in the Summary Compensation Table.
(2)	All of the amounts included in this column are included within the amounts reported as “All Other Compensation” for 2007 in the Summary Compensation Table.
(3)	These amounts do not constitute above market interest or preferential earnings, and therefore are not including in the summary compensation table above.
(4)	The following table provides information regarding amounts reported in the aggregate balance at last fiscal year end that were previously reported as compensation to the named executive officers in the Summary Compensation Table related to 2003 through 2006.

Name	Previously Reported Compensation ($)
Sam L. Susser	$590,451
Mary E. Sullivan	38,155
E.V. Bonner, Jr.	92,805
Rocky B. Dewbre	105,999

Potential Payments Upon Termination or Change of Control

In addition to the termination and change of control provisions in our employment agreements with our named executive officers, each of our named executive officers currently holds stock options and/or shares of restricted stock, none of which have vested. These shares and options are ordinarily subject to a five-year vesting period, with one third of the shares and options vesting ratably over each of the final three years in the vesting period. However, all of the shares and options will vest immediately upon a change of control in the Company, irrespective of whether the employment of any named executive officer is terminated, or upon the termination of the executive due to death or disability.

The following table shows the amount of incremental value received by each of the named executive officers upon certain events of termination or a change of control in the Company on December 30, 2007.

Name	Benefit	Termination Due to Death or Disability ($) (1)	Termination by Executive for “Good Reason” except Change of Control, or by Company Other than for “Cause” ($) (2)	Change of Control Followed by Termination for “Good Reason” ($) (3)	Change of Control with Continued Employment ($) (4)
Sam L. Susser	Salary	—	1,500,000	1,500,000	—
President and Chief Executive Officer	Health/Medical	12,682	16,374	16,374	—
	Option Vesting	1,415,812	—	1,415,812	1,415,812
	Stock Vesting	1,114,442	—	1,114,442	1,114,442
	Tax Gross-Up	—	—	818,165	—

Mary E. Sullivan	Salary	—	341,550	341,550	—
Executive Vice President and Chief Financial Officer	Health/Medical	—	7,085	7,085	—
	Option Vesting	342,124	—	342,124	342,124
	Stock Vesting	232,142	—	232,142	232,142
	Tax Gross-Up	—	—	—	—

E.V. Bonner, Jr.	Salary	—	559,074	559,074	—
Executive Vice President and General Counsel	Health/Medical	10,568	16,016	16,016	—
	Option Vesting	342,124	—	342,124	342,124
	Stock Vesting	232,142	—	232,142	232,142
	Tax Gross-Up	—	—	—	—

Ronald D. Coben	Salary	—	600,000	600,000	—
Executive Vice President and Chief Marketing Officer	Health/Medical	12,682	16,374	16,374	—
	Option Vesting	288,160	—	288,160	288,160
	Stock Vesting	—	—	—	—
	Tax Gross-Up	—	—	—	—

Rocky B. Dewbre	Salary	—	450,000	450,000	—
Executive Vice President and Chief Operating Officer—Wholesale	Health/Medical	10,568	16,016	16,016	—
	Option Vesting	342,124	—	342,124	342,124
	Stock Vesting	232,142	—	232,142	232,142
	Tax Gross-Up	—	—	—	—

(1)	Health care benefits do not continue upon an executive’s disability; upon death, spouse and dependents of executives are entitled to continuation of health coverage for one year; amounts reflected represent portion of annualized 2007 premiums attributable to spouse/dependent coverage, before giving effect to executive contributions. Any unvested options or restricted stock fully vests upon death or disability. The amounts stated for option vesting represent the assumed cash value of the accelerated options derived by multiplying the difference between $20.50 (the closing price of our common stock on December 28, 2007) and the options’ exercise prices, times the number of options. The amounts stated for stock vesting represent the product of the number of shares whose restrictions lapsed and $20.50.
(2)	Amount of health care benefits represents two times annualized premiums after giving effect to executive contributions. If any payment or benefit is determined to be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the executive is entitled to receive an additional payment (tax gross-up) to adjust for the incremental tax cost of the payment or benefit. An excise tax is not payable if the present value of the payments and benefits to be received is less than three times the average compensation for the prior five years.
(3)

In the case an executive terminates employment for “good reason” related to a change of control event, in addition to the payments that would be due for salary and health care benefits, any unvested options or restricted stock would also fully vest. The amounts stated for option vesting represent the assumed cash value of the accelerated options derived by multiplying the difference between $20.50 (the closing price of our common stock on December 28, 2007) and the options’ exercise prices, times the number of options. The amounts stated for stock vesting represent the product of the number of shares whose restrictions lapsed and $20.50. The present value of the benefit attributed to early vesting of options and restricted stock is included in the payments or benefits subject to potential excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

(4)	Any unvested options or restricted stock fully vests upon a change of control event. The amounts stated for option vesting represent the assumed cash value of the accelerated options derived by multiplying the difference between $20.50 (the closing price of our common stock on December 28, 2007) and the options’ exercise prices, times the number of options. The amounts stated for stock vesting represent the product of the number of shares whose restrictions lapsed and $20.50.

In the event an executive resigns for reasons other than death, disability or “good reason,” our employment agreements do not provide for any special payments or benefits.

Compensation of Directors

The following table provides a summary of compensation paid to members of our Board of Directors during 2007:

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	All Other Compensation ($)	Total ($)
William F. Dawson, Jr. (1)	—	—	—	—	—
David P. Engel	10,859	—	3,204	—	14,063
Bruce W. Krysiak	75,000	13,557	65,186	—	153,743
Armand S. Shapiro	36,000	7,259	34,904	—	78,163
Sam J. Susser	60,000	13,557	65,186	—	138,743
Sam L. Susser (1)	—	—	—	—	—
Jerry E. Thompson	36,000	—	29,611	—	65,611

(1)	Messrs. Dawson and Sam L. Susser receive no compensation for their service as directors. Compensation expense related to Mr. Sam L. Susser’s restricted stock and stock option awards is included in the executive officer compensation table.
(2)	Each of our non-employee directors who are not affiliated with Wellspring currently receives an annual retainer ranging between $36,000 to $75,000. Mr. Engel joined our Board in September 2007 and receives a $36,000 annual retainer, of which a pro-rated $10,859 was earned for 2007 and paid in 2008.
(3)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2007 in accordance with SFAS 123(R), which requires companies to expense the fair value of equity awards over the period in which the recipient is required to provide service in exchange for the awards. The reported amounts represent the amount of compensation expense recognized by us in 2007 pertaining the unvested restricted stock that is held by our directors. Additional information regarding the restricted stock is presented in the table of outstanding equity awards as of December 30, 2007 below.
(4)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2007 in accordance with SFAS 123(R), which requires companies to expense the fair value of equity awards over the period in which the recipient is required to provide service in exchange for the awards. The reported amounts represent the amount of compensation expense recognized by us in 2007 pertaining to stock options awarded.

The following table presents additional information regarding stock options granted to our non-employee directors during 2007:

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#) (a)	Exercise Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (b)
David P. Engel	11/30/2007	14,158	23.58	147,243

(a)	The options awarded to Mr. Engel expire November 29, 2017 and one-third of the options vest each on November 30, 2010, 2011 and 2012, respectively.
(b)	The reported grant date fair value of the options was estimated in compliance with SFAS no. 123(R), utilizing the Black-Scholes option pricing model. The options are more fully described in Note 19—Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008.

The following table presents the outstanding equity awards held by our non-employee directors as of December 30, 2007:

	Option Awards (1)				Stock Awards (2)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)
Name	Exercisable	Unexercisable
William F. Dawson, Jr.	—	—	—	—	—	—
David P. Engel		14,158	23.58	11/29/2017	—	—
Bruce W. Krysiak	—	26,441	16.50	12/20/2015	3,500	71,750
Armand S. Shapiro	—	14,158	16.50	12/20/2015	1,874	38,417
Sam J. Susser	—	26,441	16.50	12/20/2015	3,500	71,750
Jerry E. Thompson	—	14,158	16.50	10/17/2016	—	—

(1)	Option awards vest one-third each on the third, fourth and fifth anniversary of grant, and expire on the tenth anniversary of grant. Messrs. Krysiak and Sam J. Susser received options to acquire 12,283 shares of our common stock upon conversion of certain equity interests they held in Stripes Holdings LLC, our predecessor, concurrent with our IPO in October 2006.
(2)	Restricted stock awards vest one-third each on the third, fourth and fifth anniversary of grant. Messrs. Krysiak and Sam J. Susser received 1,626 restricted shares of our common stock upon conversion of certain equity interests they held in Stripes Holdings LLC, our predecessor, concurrent with our IPO in October 2006. The closing market price on December 28, 2007, the last trading day in 2007, was $20.50 per share. For additional information on the unvested stock, refer to Note 19—Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2008.

On February 7, 2008, the Compensation Committee recommended, and the Board of Directors approved, new non-employee Director compensation levels effective for fiscal 2008 and restricted stock grants as follows:

Name	Prior Annual Fee ($)	2008 Annual Fee ($) (1)	Restricted Stock Awards (#) (2)
William F. Dawson, Jr.	—	—	—
David P. Engel	36,000	40,000	5,000
Bruce W. Krysiak	75,000	75,000	5,000
Armand S. Shapiro	36,000	50,000	5,000
Sam J. Susser	60,000	60,000	5,000
Jerry E. Thompson	36,000	40,000	5,000

(1)	Effective 2008, all of our directors receive an annual base fee of $40,000. Mr. Krysiak receives an additional $35,000 for his service as Non-Executive Chairman and Chairman of the Compensation Committee. Mr. Sam J. Susser receives an additional $20,000 to recognize his active involvement in the oversight and management of the Company. Effective 2008, Mr. Shapiro will receive an additional $10,000 for his service as Chairman of the Audit Committee.
(2)	The restricted stock was granted on February 29, 2008, and vests one-third each on the third, fourth and fifth anniversary of grant. The closing price of our stock on the date of grant was $24.22

PROPOSAL 1: ELECTION OF DIRECTORS

General

Pursuant to our Bylaws, our Board has fixed the size of our board of directors at six members: two Class I directors with terms expiring at the 2010 annual meeting of shareholders, two Class II directors with terms expiring at this year’s annual meeting of shareholders and three Class III directors with terms expiring at the 2009 annual meeting of shareholders. At this year’s annual meeting, Susser shareholders will vote for the two nominees for Class II directors listed below, each of whom has been approved by the Board for nomination for reelection at the annual meeting, to serve until the 2011 annual meeting of shareholders or until the election and qualification of their successors. The election of each director requires the plurality vote of the shares of our Common Stock present, in person, or by proxy, at the Annual Meeting.

Name, Age, Position and Committee Memberships	Term of Office and Business Experience
WILLIAM F. DAWSON, Jr. Age 43; Director	Mr. Dawson has been a partner at Wellspring Capital Management LLC, a private equity firm, since 2001 and has served as a member of our Board of Directors since December 2005. Mr. Dawson previously chaired the middle-market buyout group at J.H. Whitney & Co., a private equity firm, and, from 1986 until 2000, was with Donaldson, Lufkin & Jenrette Securities Corporation, an investment bank, where he most recently served as Managing Director. Mr. Dawson serves on several private company boards controlled by Wellspring.

JERRY E. THOMPSON Age 58; Director, Nominating and Corporate Governance Committee (Chair), Compensation Committee, Audit Committee	Mr. Thompson has served as a member of our board of directors since May 2006. Mr. Thompson is President and Chief Executive Officer of the general partner of TEPPCO Partners, L.P., a publicly traded master limited partnership operating in segments including refined petroleum products, liquified petroleum gases and petrochemical transportation and storage. Mr. Thompson joined TEPPCO in April 2006 after a 35-year career with CITGO Petroleum Corporation. At the time of his retirement from CITGO in March 2006, Mr. Thompson had served as Chief Operating Officer of CITGO since 2003 and had served as Senior Vice President since 1998. Mr. Thompson also serves on the board of Texas Eastern Products Pipeline Company, LLC.

Our Board has no reason to believe that the persons named above as nominees will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies voted for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by our Board.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THESE NOMINEES.

Continuing Directors

The following describes current members of our board of directors whose terms will continue beyond the Meeting.

Name, Age, Position and Committee Memberships	Class (Term Expiration)	Term of Office and Business Experience
BRUCE W. KRYSIAK Age 57; Director and non-executive Chairman, Compensation Committee (Chair), Nominating and Corporate Governance Committee	III (2009)	Mr. Krysiak has served as our director and Non-Executive Chairman since 2000. Mr. Krysiak has been Chairman of EDABB, Inc., a personal investment company, since 1999. Prior to 1999, Mr. Krysiak served as the President and Chief Operating Officer of Toys”R”Us, Inc. from 1998 to 1999, of Dollar General Corporation from 1996 to 1997 and of Circle K Corporation from 1995 to 1996. Currently, Mr. Krysiak serves as the non-executive chairman of the board of directors of LA Dove, Inc., a hair care products manufacturer, and Quantum Health, an offeror of coordinated health care plans for self-insured employers. In addition, Mr. Krysiak serves as a member of the board of directors of several privately held entities. Mr. Krysiak also served on our Board of Directors in 1995 and 1996.

SAM J. SUSSER Age 68; Director	III (2009)	Mr. Sam J. Susser has served as a member of our Board of Directors since 1988 and was our chairman from 1988-1992. Mr. Susser was also the Chairman and Chief Executive Officer of Plexus Financial Services, a holding company based in Dallas, Texas, from 1987 through 1991. Mr. Susser’s experience includes various positions with The Southland Corporation (7-Eleven, Inc.), Plexus Financial Services and CITGO Petroleum Corporation, where he served as President. Mr. Susser is a director and past chairman of the Audit Committee of Alberto-Culver Company, a manufacturer and marketer of personal care and household brands. Mr. Susser previously has served on the board of directors of Garden Ridge Pottery and Computer Craft, Inc. Sam J. Susser is the father of Sam L. Susser, our President and Chief Executive Officer and a director.

DAVID P. ENGEL Age 57; Director, Audit Committee	III (2009)	Mr. Engel has served as a member of our Board of Directors since September 2007. Mr. Engel has been the principal of Corpus Christi-based Engel and Associates, LLC, since 1999 which provides business management consulting services to public and private companies in the areas of financial performance improvement, acquisitions and divestitures. Prior to joining Engel and Associates, LLC, Mr. Engel was president of Airgas Southwest, Inc. and was CEO, president and owner of Welders Equipment Company. Mr. Engel serves on the board of directors of several privately held companies.

ARMAND S. SHAPIRO Age 66; Director, Audit Committee (Chair), Compensation Committee, Nominating and Corporate Governance Committee	I (2010)	Mr. Shapiro has served as our director since 1997 and also chairs the audit committee. Mr. Shapiro serves as a business consultant/mentor to chief executive officers of private companies to develop strategies to improve growth and profitability of the company. He served from October 2001 through January 2006 on the board of directors of Bindview Development Corporation, then a publicly traded corporation that provided software for proactively managing information technology security compliance operations. Mr. Shapiro was the Chairman and Chief Executive Officer of Garden Ridge Corporation from 1990 until June 1999. During the 1980’s, Mr. Shapiro also served as President, a member of the executive management team, and a director of Computer Craft, Inc., then a publicly traded retailer of computer products. He was previously a partner and Chief Operating Officer of Modern Furniture Rentals, Inc., a family-owned and operated business. Mr. Shapiro is a graduate of Renesselaer Polytechnic Institute and has served as an officer in the United States Army.

SAM L. SUSSER Age 44; President, Chief Executive Officer and Director	I (2010)	Mr. Susser has served as a director since 1988. Mr. Susser’s business experience is described on the following page under the caption “Executive Officers.”

Executive Officers

The following table sets forth the names and ages (as of April 1, 2008) of each of our executive officers and a brief account of their business experience:

Name	Age	Position
Sam L. Susser	44	President, Chief Executive Officer and Director
E.V. Bonner, Jr.	52	Executive Vice President, Secretary and General Counsel
Rocky D. Dewbre	42	Executive Vice President and President/Chief Operating Officer—Wholesale
W. Alvin New	44	Executive Vice President and President and Chief Executive Officer—Retail Operations
Mary E. Sullivan	51	Executive Vice President, Chief Financial Officer and Treasurer

Sam L. Susser has served as our President and Chief Executive Officer since 1992. From 1988 to 1992, Mr. Susser served as our General Manager and Vice President of Operations. From 1985 through 1987, Mr. Susser served in the corporate finance division and the mergers and acquisitions group with Salomon Brothers Inc, an investment bank. Mr. Susser currently serves as a director of a number of charitable, educational and civic organizations. Sam L. Susser is the son of Sam J. Susser, who is also a member of Susser Holdings Corporation’s Board of Directors.

E.V. Bonner, Jr. has served as our Executive Vice President and General Counsel since March 2000. Prior to joining us, Mr. Bonner was a stockholder in the law firm of Porter, Rogers, Dahlman & Gordon, P.C. from 1986 to 2000. He is board certified in commercial real estate law by the Texas Board of Legal Specialization. Mr. Bonner has been involved in numerous charitable, educational and civic organizations.

Rocky B. Dewbre has served as our Executive Vice President and President/Chief Operating Officer-Wholesale since January 2005. Mr. Dewbre served as our Executive Vice President and Chief Operating Officer-Wholesale from 1999 to 2005, as Vice President from 1995 to 1999 and as Manager of Finance and Administration from 1992 to 1995. Before joining us in 1992, Mr. Dewbre was a corporate internal auditor with Atlantic Richfield Corporation, a petroleum/chemical company, from 1991 to 1992 and an auditor and consultant at Deloitte & Touche LLP from 1988 to 1991.

W. Alvin New has served as our Executive Vice President and President/Chief Executive Officer-Retail Operations since November 2007. Mr. New was previously with TCFS Holdings, Inc., the parent company of Town & Country Food Stores, Inc., since 1984 where he held various positions, the most recent being as President and Chief Executive Officer and a member of the Board of Directors from November 2002. Mr. New previously announced his intention to resign and has informed us that he expects to depart on or about April 18, 2008. Sam L. Susser, will assume the responsibilities of President and Chief Executive Officer of our retail division while we continue the recruiting process to find a successor for Mr. New.

Mary E. Sullivan has served as our Executive Vice President, Chief Financial Officer and Treasurer since November 2005. Ms. Sullivan served as our Vice President of Finance since joining us in February 2000. Ms. Sullivan served as Director of Finance for the City of Corpus Christi from 1999 to 2000. Ms. Sullivan’s previous experience includes serving as the Controller and member of the board of directors of Elementis Chromium, a producer of chromium chemicals, from 1993 to 1999, and various positions with Central Power and Light Company, culminating in Treasurer, over the 13 year period from 1979 to 1992.

PROPOSAL 2: THE EMPLOYEE STOCK PURCHASE PLAN

General

On April 7, 2008, our Board approved the Susser Holdings Corporation 2008 Employee Stock Purchase Plan (the “Employee Purchase Plan”), a copy of which is set forth as Appendix A to this Proxy Statement, and which is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code.

The purpose of the Employee Purchase Plan is to provide our employees with an opportunity to purchase our common stock through accumulated payroll deductions. Our Board believes that the Employee Purchase Plan helps motivate our employees to increase shareholder value and provides them with additional compensation. The approval of Proxy Proposal 2 requires the affirmative vote of the holders of a majority of the shares of our Common Stock present, in person or by proxy, at the annual meeting.

The following summary of certain material features of the Employee Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Employee Purchase Plan, set forth as Appendix A to this Proxy Statement.

Shares Subject to the Employee Purchase Plan

The Employee Purchase Plan provides eligible employees the right to purchase our common stock on a quarterly basis through payroll deductions. Up to 750,000 shares of our common stock are reserved under the plan. In the case of (i) a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its subsidiaries or a transaction similar thereto, (ii) stock splits, dividends, or stock reclassifications, or (iii) any other event which in the judgment of the Committee (as defined below) necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Employee Purchase Plan, then the Committee may take any such action as in its judgment shall be necessary to preserve to the participating employees’ rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of shares of common stock under the Employee Purchase Plan (if shares are otherwise then available).

Administration

The Employee Purchase Plan is administered by a committee appointed by our Board (the “Committee”). The Committee may make such rules and regulations and establish such procedures for the administration of the Employee Purchase Plan as it deems appropriate. The Committee has the authority to interpret the Employee Purchase Plan, which interpretations shall be binding on all persons, and accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Employee Purchase Plan or the administration or interpretation thereof.

Eligibility

All employees with at least six months employment with the Company, including our executive officers, are generally eligible to participate in the Employee Purchase Plan, subject to tax law limitations which limit participation for employees who own or have the option to purchase 5% or more of our stock or who have the right to purchase over $25,000 worth of our stock under all employee stock purchase plans under Section 423 of the Internal Revenue Code. However, the plan grants the Committee discretion to exclude from participation certain groups of (i) highly-compensated employees, (ii) employees of less than two years, (iii) employees who work less than five months per year and (iv) employees who customarily work 20 hours per week or less. Participation under the Employee Purchase Plan is voluntary and is dependent upon each eligible employee’s election to participate and his or her determination to participate in accordance with the terms of the Employee

Purchase Plan. As of April 7, 2008, it is estimated that approximately 3,000 employees were eligible to participate in the Employee Purchase Plan. Since participation is voluntary and the purchase price of shares under the Employee Purchase Plan are in part a function of prevailing market prices of our common stock which vary from time to time, the benefits to be received by participants are not determinable. No current directors who are not employees will receive any benefit under the Employee Purchase Plan.

Election to Participate and Payroll Deductions.

Eligible employees are permitted to apply up to 10% of their gross compensation for each pay period toward the purchase of shares of stock under the plan, subject to the limits set forth in the “Eligibility” section above. All payroll deductions shall be credited to a payroll account in the name of the participating employee. Eligible employees may cancel their election to participate in the Employee Purchase Plan one time during each offer period at which time the entire balance in the employee’s payroll account shall be repaid to the employee in accordance with the terms of the Employee Purchase Plan. The Committee may also determine that an eligible employee who is a participating employee prior to the beginning of an offer period will be deemed to have elected to participate in that offer period with the same percentage payroll deduction currently in effect on the day before the offer period begins. The purchase price for shares purchased shall be 85% of the fair market value of our common stock at the end of each quarterly stock purchase period.

Method of Purchase; Transfer Restrictions

All shares of our common stock purchased by participating employees shall be initially maintained in separate stock accounts for such employee at a brokerage firm selected by, and pursuant to an arrangement with, the Company. Unless otherwise permitted by the Committee, a participating employee may not undertake a disposition (as that term is defined in Section 424 of the Internal Revenue Code) of the common stock in his or her stock account, whether by sale, exchange, gift or other transfer of legal title, until the earlier of six months after the end of the offer period in which such shares were acquired or the participating employee’s termination of employment with the Company.

Unless otherwise permitted by the Committee, in no event shall fractional shares of common stock be purchased under the Employee Purchase Plan and any remaining cash in a participating employee’s payroll account resulting from such failure to invest in fractional shares shall remain in the payroll account for use in the next offer period; provided, however, that, if the participating employee is not an active participating employee for such next offer period, such remaining cash shall be returned to the participating employee as soon as practicable.

Rights Not Transferable

Rights granted under the Employee Purchase Plan are not transferable by a participating employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

Termination of Participation

When an eligible employee’s employment is terminated for any reason, he or she will be deemed to have elected to withdraw from the Employee Purchase Plan, and all funds not yet used to purchase stock will be returned to that person. Participation also terminates (i) immediately when a participating employee voluntarily cancels his or her election to participate in the Employee Purchase Plan, (ii) if, immediately after the purchase date, the participating employee is not re-enrolled in the Employee Purchase Plan for the next offer period or (iii) if the participating employee has suspended payroll deductions during any offer period and has not re-enrolled in the Employee Purchase Plan for the next offer period.

Amendment of the Employee Purchase Plan

The Board may at anytime, or from time to time, amend the Employee Purchase Plan in any respect; provided, however, that the Employee Purchase Plan may not be amended in any way that would cause, if such amendment were not approved by the Company’s shareholders, the Employee Purchase Plan to fail to comply with the requirements for such plan under Section 4423 of the Internal Revenue Code or any other requirement of applicable law or regulation.

Termination of the Employee Purchase Plan

The Board may terminate the Employee Purchase Plan at any time. The Employee Purchase Plan shall also terminate on the date that participating employees become entitled to purchase a number of shares of common stock greater than the number of reserved shares remaining available for purchase. In the event the Employee Purchase Plan terminates as a result of the preceding sentence, reserved shares of common stock remaining as of the termination date shall be subject to purchase by participating employees on a pro rata basis.

United States Federal Income Tax Consequences

The following is a general summary of the material United States federal income tax consequences to the Company and to participants in the Employee Purchase Plan based on the Internal Revenue Code as currently in effect. This summary is necessarily general in nature, does not address individual income tax consequences for non-U.S. participants, or employment taxes, estate or gift taxes, or foreign, state or local tax consequences, and is not complete.

The Employee Purchase Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code, under which neither the grant nor the exercise of rights to acquire our Common Stock under the Employee Purchase Plan is taxable to the participant or gives rise to a deduction for the Company. Amounts deducted from a participant’s compensation to purchase Common Stock under the Employee Purchase Plan are taxable to the participant in the year in which the amounts would otherwise have been received.

If a participant sells the Common Stock acquired under the Employee Purchase Plan more than two years after the beginning of the applicable offer period and one year from the purchase date, the participant will recognize as ordinary income the lesser of the amount by which the fair market value of the Common Stock when purchased exceeds the purchase price (i.e., the discount below fair market value) or the amount, if any, by which the fair market value of the Common Stock at the time of the sale exceeds the purchase price. The participant’s tax basis in the purchased Common Stock will increase by the amount recognized as ordinary income and any further gain recognized on the sale will be treated as a capital gain. The Company will not be entitled to a deduction with respect to that sale.

If the participant sells the Common Stock acquired under the Employee Purchase Plan within two years after the beginning of the applicable offer period or within one year of the purchase date, the participant will recognize ordinary income in the year of the sale, the amount of which generally will be the excess of the fair market value of the Common Stock on the date the Common Stock was purchased (i.e., the end of the applicable offer period) over the purchase price for the Common Stock. The participant’s tax basis will increase by the amount recognized as ordinary income and any further gain or loss realized upon the sale will be capital gain or loss. In general, the Company will be entitled to a tax deduction at the time of the sale in an amount equal to the ordinary income recognized by the participant. However, if the participant is one of our most highly compensated employees for purposes of Section 162(m) of the Internal Revenue Code in the year of the sale, no deduction will be available to us to the extent the participant’s total ordinary income during that year (other than compensation qualifying for Section 162(m) exemption) exceeds $1 million.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE EMPLOYEE PURCHASE PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROXY PROPOSAL 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

General

The following table presents fees for audit services rendered by Ernst & Young LLP (“Ernst & Young”) for the audit of our annual consolidated financial statements for fiscal 2007 and fiscal 2006, and fees billed for services rendered by Ernst & Young during the same periods.

	Fiscal 2007	Fiscal 2006
Audit Fees	$1,102,778	$805,906
Audit-Related Fees	166,036	—
Tax	100,000	200,000
All Other Fees	—	—

Total	$1,368,814	$1,005,906

Fees for audit services billed or expected to be billed related to both years consisted of:

•	Audit of our annual financial statements ($871,774 in 2007 and $394,151 in 2006)

•	Reviews of our interim financial statements

•	Comfort letters, consents and other services related to SEC matters

Fees for audit-related services provided during fiscal 2007 consisted of fees for due diligence services provided during fiscal 2007 related primarily to the TCFS acquisition.

Fees for tax services provided during fiscal 2007 consisted of fees for tax preparation and tax planning.

In considering the nature of services provided by Ernst & Young, the audit committee determined that such services are compatible with the provisions of independent audit services. The audit committee discussed these services with Ernst & Young and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Policy for Approval of Audit and Non-audit Services

Our audit committee charter requires that all services provided by our independent public accountants, both audit and non-audit, must be pre-approved by the audit committee. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service.

In determining whether to approve a particular audit or permitted non-audit service, the audit committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent public accountants. The audit committee will also consider whether the independent public accountants are best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

We became subject to the rules of the Securities and Exchange Commission relating to qualification of accountants, including provisions regarding pre-approval of audit and non-audit services, on October 18, 2006, the effective date of our registration statement for our initial public offering. All audit and non-audit services provided by our independent public accountants after that point in time were pre-approved by our audit committee.

Audit Committee Report

In the performance of its oversight function, the audit committee has met and held discussions with management, who represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with both management and the independent public accountants. The audit committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

Our independent public accountants also provided to the audit committee the written disclosures and the letter required by the current version of Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed their independence with the independent public accountants. In connection with that, the audit committee has considered whether the provision of non-auditing services (and the aggregate fees billed for these services) in fiscal 2007 by Ernst & Young LLP to us is compatible with maintaining the independent public accountants’ independence.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Management is responsible for our internal control over financial reporting and the financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes, including our system of internal control over financial reporting and the preparation of our consolidated financial statements, and members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent public accountants. The audit committee also hires and sets the compensation for our independent public accountants.

The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent public accountants do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee charter, the audit committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended December 30, 2007, be included in our Annual Report on Form 10-K filed with the SEC. The audit committee also retained Ernst & Young LLP as our independent public accountants for the 2008 fiscal year.

Submitted by our audit committee

Armand S. Shapiro (Chair)

David P. Engel

Jerry E. Thompson

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board of Directors is solely responsible for selecting our independent public accountants. The audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008. Although shareholder approval is not required to appoint Ernst & Young as our independent public accountants, we believe that submitting the appointment of Ernst & Young to our shareholders for ratification is a matter of good corporate governance. If our shareholders do not ratify the appointment, the appointment will be reconsidered by the audit committee. The proxy will be voted as specified, and if no specification is made, the proxy will be cast “FOR” this proposal.

During our fiscal year ended December 30, 2007, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The audit report of Ernst & Young on our consolidated financial statements for the years ended January 1, 2006, December 31, 2006 and December 30, 2007, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Representatives of Ernst & Young will be present at the Meeting and available to answer shareholder questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR FISCAL YEAR 2008.

OTHER MATTERS

Other Business

We have not received notice as required under our bylaws of any other matters to be proposed at the Meeting. Consequently, the only matters to be acted on at the Meeting are those described in this proxy statement, along with any necessary procedural matters related to the Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Meeting calling for a vote of the shareholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

Certain Relationships and Related Party Transactions

Leasing Transactions.    We lease 12 of our convenience stores and two of our dealer locations from related parties, including: Sam L. Susser, our President and Chief Executive Officer and a director; Sam J. Susser, a director; Jerry Susser; and various entities affiliated with Sam L. Susser, Sam J. Susser, E.V. Bonner, Jr. and members of their immediate families. In connection with the leasing of these properties, we made rental payments during the previous fiscal year to the persons set forth below and in the amounts set forth opposite such person’s name.

Lessor	Fiscal 2007 Payments
Sam L. Susser	$143,577
Susser Holdings II, L.P. (1)	1,568,062
McPherson Street Partners, L.P. (2)	39,000
Susser Company, Ltd. (3)	189,000
Sam J. Susser	26,400
S.J. Susser Family Partnership, L.P. (4)	169,999
ETLA, Ltd. (5)	41,000

(1)	Susser Holdings II, L.P. is wholly owned by Sam L. Susser
(2)	Sam L. Susser owns a 45.0% interest in McPherson Street Partners, L.P
(3)	Sam J. Susser and Jerry Susser each own a 7.41% general partner interest in Susser Company, Ltd. Stripes LLC, our indirect subsidiary, owns the remaining 85.18% limited partnership interest. No distribution shall be made to Sam J. Susser or Jerry Susser and voting rights have been assigned to Stripes LLC.
(4)	Sam J. Susser and Pat Susser each own a 48% limited partnership interest in the S.J. Susser Family Partnership, L.P; Sam L. Susser, Sherry Thum and Steven Susser each own a 1.0% limited partnership interest and SJS Management LLC, which is 100% owned by Sam J. Susser and Pat Susser, owns a 1% general partnership interest
(5)	ETLA, Ltd. is wholly-owned by E.V. Bonner, Jr. and members of his immediate family.

Generally, we have the option to renew these leases. We believe the lease and renewal rates for such leased properties are no less favorable to us than we could have obtained in an arm’s length transaction.

Use of Private Aircraft.    Sam L. Susser owns an aircraft that we use for business purposes in the course of our operations. We currently pay Mr. Susser a fee of $1,750 per flight hour, plus the cost of pilots and their related expenses, for our use of the aircraft. For 2008, this reimbursement is expected to be $2,250 per hour. We made payments to Sam L. Susser totaling $0.4 million in 2007. Based on current market rates for chartering of private aircraft, we believe that the terms of this arrangement are no worse than we could obtain in an arm’s length transaction.

Employment of Jerry Susser.    Jerry Susser acts as Vice President of Real Estate for us and, for services performed during 2007, received annual compensation of $124,200 and a bonus of $39,671. Mr. Susser is the brother of Sam J. Susser, one of our directors, and an uncle of Sam L. Susser, our President and Chief Executive Officer.

Susser Company Ltd.    Our subsidiary, Susser Company Ltd., a Texas limited partnership, is 85.18% owned by its limited partner Stripes LLC, 7.41% owned by its general partner Sam J. Susser and 7.41% owned by its general partner Jerry Susser. Sam J. Susser and Jerry Susser have agreed that they have no right to distributions from Susser Company Ltd. and no management or voting control and have given their proxy for all partnership matters to Stripes LLC.

Town & Country Merger Consideration.    Immediately prior to the TCFS Acquisition, Alvin New, our Executive Vice President and the President and CEO of our retail operations, served as President and CEO of TCFS and owned 950,002 shares of TCFS common stock, or approximately 21% of TCFS shares outstanding.

Policy Regarding Transactions with Affiliates.    In accordance with the rules of the NASDAQ Global Market, our audit committee monitors and reviews related party transactions on an ongoing basis and, pursuant to the audit committee’s charter, the Company is required to seek the approval of the audit committee prior to entering into any such transaction.

Registration Rights.    In connection with our IPO, the holders of approximately 9,349,162 shares of common stock, including Wellspring, Sam L. Susser and members of senior management, were provided certain rights with respect to the registration of such shares under the Securities Act. Under the terms of the agreement between us and the holders of such registrable securities, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, these holders are entitled to notice of such registration and are entitled to include shares of such common stock therein. Additionally, these holders are also entitled to certain demand registration rights pursuant to which they may require us to file a registration statement under the Securities Act at our expense with respect to our shares of common stock. Each of Wellspring and Sam L. Susser has two demand registration rights. We are not required to effect a demand registration (1) if we have effected a demand registration in the preceding six months, (2) during the period starting 45 days prior to our good faith estimate of the filing date of, and ending 90 days after the effective date of, a company-initiated registration on which our stockholders can piggyback, or (3) in some cases if it would require premature disclosure. Under these registration rights, the underwriters of an offering may limit the number of shares included in the registration, but in the case of piggyback registration the amount of securities requested to be included cannot be reduced below 25% of the total amount of securities included in such registration. All of these stockholders have agreed that in connection with any public offering of common stock, if requested by us and a managing underwriter, they will not, without the consent of us and the managing underwriter, sell their shares of common stock for up to 180 days (365 days in the case of shares controlled by Sam L. Susser) after the date of the related prospectus.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of more than 10 percent of a class of our equity securities is required to report to the SEC his or her pertinent position or relationship, as well as transactions in those securities, by specified dates. Based solely upon a review of reports on Forms 3 and 4 (including any amendments) furnished to us during our most recent fiscal year and reports on Form 5 (including any amendments) furnished to us with respect to our most recent fiscal year, and written representations from officers and directors that no Form 5 was required, we believe that all filings applicable to our officers, directors and beneficial owners required by Section 16(a) of the Exchange Act were filed on a timely basis during 2007.

2009 Annual Meeting

Any shareholder who wants to present a proposal at the 2009 annual meeting of shareholders and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that annual meeting must submit the proposal in writing to the Secretary of the company at our principal executive offices by December 16, 2008 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Our bylaws require that for nominations of persons for election to the board of directors or the proposal of business not included in our notice of the meeting to be considered by the shareholders at an annual meeting, a shareholder must give timely written notice thereof. To be timely for the 2009 annual meeting of shareholders, that notice must be delivered to the Secretary of the company at our principal executive offices not less than 90 days and not more than 120 days prior to May 13, 2009. However, if the 2009 annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 30 days, from May 13, 2009, then the notice must be delivered not later than the close of business on the tenth day following the earlier of the day on which notice of the meeting is first mailed or public announcement of the date of the meeting is first made. The notice must contain and be accompanied by certain information as specified in the bylaws. We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our bylaws, which may be obtained without charge from the Secretary of the company upon written request addressed to the Secretary at our principal executive offices.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing we make under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation Committee Report” (to the extent permitted by the applicable rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

By Order of the Board of Directors

E.V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel

Corpus Christi, Texas

Annex A

SUSSER HOLDINGS CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN

The Company wishes to attract employees to the Company and its Subsidiaries and to induce employees to remain with the Company and its Subsidiaries, and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries. In furtherance thereof, the Plan is designed to provide equity-based incentives to the eligible employees of the Company and its Subsidiaries. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly.

1.	Definitions.

When used herein, the following terms shall have the respective meanings set forth below:

“Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board of Directors of the Company under Section 3 hereof.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means Susser Holdings Corporation, a Delaware corporation.

“Effective Date” means             , 2008.

“Eligible Compensation” for any pay period means, unless otherwise determined by the Committee, the amount of gross compensation for such period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses and other non-basic payments, unless otherwise determined by the Committee.

“Eligible Employee” means employees eligible to participate in the Plan pursuant to the provisions of Section 4.

“Enrollment Period” means such period preceding an Offer Period as is specified by the Committee with respect to such Offer Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for such Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where such shares are so listed or traded, the Committee may make discretionary determinations where the shares have not been traded for 10 trading days.

“Offer Date” means the first date of each fiscal quarter of the Company, unless otherwise provided by the Committee.

“Offer Period” means the period commencing on each Offer Date and ending on the next succeeding Purchase Date.

“Participating Employee” means an employee (i) for whom payroll deductions are currently being made or (ii) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in the first sentence of Section 6.

“Payroll Account” means an account maintained by the Company with respect to each Participating Employee as contemplated by Section 5.

“Plan” means this Susser Holdings Corporation, 2008 Employee Stock Purchase Plan, as it may from time to time be amended.

“Plan Year” means the fiscal year.

“Purchase Date” means the last trading day of each Offer Period, unless otherwise provided by the Committee.

“Shares” means shares of Common Stock.

“Stock Account” means a brokerage account as contemplated by Section 8.

“Subsidiary” means any corporation that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code.

2.	Shares Reserved for the Plan.

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 750,000 Shares, subject to adjustment as provided in Section 13. Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased Shares shall not be deemed to increase the aggregate number of Shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 13).

3.	Administration of the Plan.

The Plan shall be administered by the Committee appointed by the Board of Directors. The Board of Directors shall consider the rules of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code in connection with any such appointment, if and to the extent that such appointments may have an effect thereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the foregoing, the Board of Directors may designate the Compensation Committee of the Board of Directors to act as the Committee hereunder.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.

4.	Eligible Employees.

Except as described below, all employees of the Company and each Subsidiary designated for participation herein by the Committee who have been employed by the Company or such Subsidiary for at least six (6) months shall be eligible to participate in the Plan, provided that each of such employees does not own, for purposes of Section 423 of the Code, immediately after the right is granted, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary.

The Committee may also exclude from participation in the Plan any or all of (i) a group of highly compensated employees designated by the Committee as being ineligible to participate in the Plan as permitted by Section 423(b)(4)(D) of the Code, (ii) employees who have been employed by the Company or any Subsidiary for less than two years, (iii) employees whose customary employment is for not more than five months in any calendar year, and (iv) employees who customarily work 20 hours per week or less. The employment of an employee of a Subsidiary which ceases to be a “Subsidiary” as defined herein shall, automatically and without any further action, be deemed to have terminated (and such employee shall cease to be an Eligible Employee hereunder).

5.	Election to Participate and Payroll Deductions.

Each Eligible Employee may elect to participate in the Plan during the Enrollment Period immediately prior to the beginning of each Offer Period during a Plan Year. Each Eligible Employee may elect a payroll deduction of from 1% to 10% of Eligible Compensation from each paycheck, in increments of 1% (i.e., 1%, 2%, 3%, etc.), unless otherwise so provided by the Committee. Elections under this Section 5 are subject to the limits set forth in Section 6. All payroll deductions shall be credited, as promptly as practicable, to a Payroll Account in the name of the Participating Employee. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose.

Each Eligible Employee may cancel his or her election to participate in the Plan by signing and delivering written notice to the Committee, on a form specified for such purpose by the Committee, at such times as may be established by the Committee, up to one (1) time. In such case, the entire balance in the Payroll Account of such Eligible Employee shall be repaid to such Eligible Employee as promptly as practicable in accordance with Section 9. A Participating Employee’s voluntary withdrawal during an Offer Period shall have no effect upon such Participating Employee’s eligibility to participate during any other Offer Period under the Plan, but such Participating Employee shall be required to deliver a new enrollment form in order to participate during a subsequent Offer Period.

If so provided by the Committee, an Eligible Employee who is a Participating Employee immediately prior to the beginning of an Offer Period will be deemed (i) to have elected to participate for such Offer Period and (ii) to have authorized the same percentage payroll deduction for such Offer Period in effect for such Eligible Employee as that in effect (without regard to Section 6) on the day before such Offer Period. The Committee may adopt the procedures set forth in the foregoing sentence for some but not all Offer Periods (for example, for Offer Periods commencing after the beginning of a fiscal year but not for Offer Periods commencing on January 1).

6.	Limitation of Number of Shares That an Employee May Purchase.

No right to purchase Shares under the Plan shall permit an employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries (as defined for purposes of Section 423 of the Code) at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted) for each calendar year in which the right is outstanding at any time.

7.	Purchase Price.

The purchase price for each Share shall be 85% of the Fair Market Value of such Shares on the Purchase Date.

8.	Method of Purchase; Restrictions on Transfer.

As of the Purchase Date, each Participating Employee shall be deemed, without any further action, to have purchased the number of whole Shares which the balance of his or her Payroll Account at that time will purchase, determined by dividing the balance in his or her Payroll Account not theretofore invested by the purchase price as determined in Section 7.

All Shares purchased as provided in the foregoing paragraph shall be initially maintained in separate Stock Accounts for the Participating Employees at a brokerage firm selected by, and pursuant to an arrangement with, the Company. Unless otherwise permitted by the Committee, a Participating Employee may not undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his or her Stock Account, whether by sale, exchange, gift or other transfer of legal title, until the earlier of six (6) months after the end of the Offer Period in which such Shares were acquired or the Participating Employee’s termination of employment with the Company. In the absence of such a disposition of such Shares unless otherwise provided by the Committee, the Shares must remain in the Participating Employee’s Stock Account at the brokerage firm so selected until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to those Shares for which the Section 423(a) holding period has been satisfied, the Participating Employee may, without limitation, move those Shares to another brokerage account of the Participating Employee’s choosing or request that a stock certificate be issued and delivered to him or her.

If and to the extent provided by the Committee, for so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be paid directly to the holder of record of such Shares on such dividend payment date. The Committee may provide that transaction fees incurred with respect to dividend reinvestment may be paid by the Company.

Unless otherwise provided by the Committee, in no event shall fractional Shares be purchased hereunder, and any remaining cash in a Participating Employee’s Payroll Account resulting from such failure to invest in fractional Shares shall remain in the Payroll Account for use in the next Offer Period; provided, however, that, if the Participating Employee is not an active Participating Employee for such next Offer Period, such remaining cash shall be returned to the Participating Employee as soon as practicable. Notwithstanding any other provision of the Plan, the Committee may permit the purchase of fractional Shares hereunder and establish rules and procedures relating thereto.

9.	Termination of Participation or Employment.

The right to participate in the Plan shall terminate immediately when a Participating Employee ceases to be employed by the Company for any reason (including death or disability) or a Participating Employee otherwise becomes ineligible. Participation also terminates: (i) immediately when the Participating Employee voluntarily cancels his or her election to participate in the Plan as provided in Section 5, (ii) if, immediately after the Purchase Date, the Participating Employee is not re-enrolled in the Plan for the next Offer Period or (iii) if the Participating Employee has suspended payroll deductions during any Offer Period and has not re-enrolled in the Plan for the next Offer Period.

Notwithstanding any other provision of the Plan to the contrary, the Company shall distribute to such former Participating Employee (or, in the event of death, to his or her estate), the balance in their Payroll Account not theretofore invested, any such distribution or payment to be made as soon as practicable. The Committee shall also cause to be delivered to the former Participating Employee (or his or her estate), a certificate for the number of whole shares held in his or her Stock Account within 90 days of the termination of employment or as soon as practicable thereafter. If applicable, fractional shares will be sold on the open market and the Participating Employee will receive the net proceeds, if any, after all fees have been paid.

10.	Title of Stock Accounts.

Each Stock Account may be in the name of the Participating Employee or, if permitted by the Committee and the Participating Employee so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship. If permitted by the Committee, a Participating Employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have a Stock Account in his or her name as tenant in common with another person without right of survivorship. To the extent the Committee allows for the purchase of fractional Shares, in the event that a Participating Employee directs in accordance with the Plan that his or her Shares be transferred from the applicable Stock Account, any fractional Shares in the Participating Employee’s Stock Account shall be paid in cash in accordance with the generally applicable rules and procedures of the brokerage firm maintaining the Stock Accounts.

11.	Rights as a Stockholder.

At the time funds from a Participating Employee’s Payroll Account are used to purchase the Common Stock, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to the Shares purchased under the Plan whether or not certificates representing such Shares have been issued.

12.	Rights Not Transferable.

Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

13.	Adjustment in Case of Changes Affecting Common Stock.

If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Plan, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve to the Participating Employees’ rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 2 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to the Plan, (y) the purchase price of such shares under the Plan, and (z) the number and kind of shares available under Section 2. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to the Plan, the number of Shares (or units) available under Section 2 above shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.

Notwithstanding any other provision of the Plan, if the Common Stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (a “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participating Employee’s Payroll Account not theretofore invested may be refunded to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the Fair Market Value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participating Employee would have been able to purchase with the balance of his or her Payroll Account on such Triggering Event if such Triggering Event were the Purchase Date may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

14.	Amendment of the Plan.

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved by the Company’s shareholders, the Plan to fail to comply with

(i)	the requirements for employee stock purchase plans under Section 423 of the Code; or

(ii)	any other requirement of applicable law or regulation;

unless and until stockholder approval is obtained. No amendment of the Plan shall alter or impair any rights outstanding at the time of the such amendment to purchase Shares pursuant to any offer hereunder.

15.	Termination of the Plan.

The Plan and all rights of employees hereunder shall terminate:

(i)	on the date that Participating Employees become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase; or

(ii)	at any time, at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (i) above, reserved Shares remaining as of the termination date shall be subject to purchase by Participating Employees on a pro rata basis.

16.	Governmental and Other Regulations; Further Assurances.

The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.

The Participating Employee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participating Employee pursuant to the Plan.

17.	Non-U.S. Subsidiaries.

Without amending the Plan, the Committee may allow for participation under the terms hereunder by Eligible Employees of non-U.S. Subsidiaries with such modifications of the terms and conditions otherwise specified hereunder as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes hereof, and, in furtherance of such purposes, the Committee may make such amendments, procedures and the like as may be necessary or advisable to comply with provisions of laws (including tax laws) in other countries in which such Subsidiaries operate or have employees. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan, the participation hereunder of each participating non-U.S. Subsidiary shall be deemed to be under a separate and distinct plan rather than under the Plan. Notwithstanding the foregoing, any limitations on the number of Shares set forth hereunder shall be applied and administered with respect to the aggregate of the Plan and all such separate plans.

18.	Indemnification of Committee.

The Company shall indemnify and hold harmless the members of the Board of Directors of the Company and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

19.	Withholding; Disqualifying Dispositions.

Notwithstanding any other provision of the Plan, the Company shall deduct from all Payroll Accounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

If Shares acquired under the Plan are disposed of in a disposition that does not satisfy the holding period requirements of Section 423(a) of the Code, such Participating Employee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition (or satisfy such other arrangements as may be permitted by the Committee.)

20.	Notices.

All notices under the Plan shall be in writing (which for these purposes shall include reasonably acceptable means of electronic transmission), and if to the Company, shall be delivered to the Board of Directors or mailed to its principal office, addressed to the attention of the Board of Directors; and if to a Participating Employee, shall be delivered personally or mailed to such Participating Employee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 20.

21.	Severability.

If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

22.	No Right to Continued Employment.

The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

23.	Captions.

The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.

24.	Effective Date of the Plan.

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by stockholders prior thereto.

25.	Governing Law.

The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold				For	Withhold			+
	01 - William F. Dawson, Jr.	☐	☐	02 - Jerry E. Thompson			☐	☐

				For	Against	Abstain			For	Against	Abstain

2.	Ratification of the Adoption of the Susser Holdings Corporation 2008 Employee Stock Purchase Plan.			☐	☐	☐	3.	Ratification of the Appointment of Ernst & Young LLP as Susser’s Independent Registered Public Accounting Firm for 2008.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

I (we) hereby revoke all proxies previously given to vote at the meeting or any adjournments thereof and acknowledge receipt of the Notice of Annual Meeting and Proxy Statement. If shares are held by joint tenants, or as community property, all holders must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate full title or capacity in which you are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.
/ /
	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+
	2 2 A V	0 1 7 7 9 9 1

<STOCK#>	00W19C

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Susser Holdings Corporation — May 13, 2008 Annual Meeting

Proxy Solicited on Behalf of the Board of Directors

The Board of Directors has determined that the 2008 Annual Meeting of Stockholders of Susser Holdings Corporation will be held on Tuesday, May 13, 2008 at 11:00 a.m., Central Time, at the Texas A&M University—Corpus Christi, 6300 Ocean Drive, Corpus Christi, Texas 78412, Harte Research Institute Building, Room #127.

By signing on the reverse side, I (we) hereby appoint each of E.V. Bonner, Jr. and Mary E. Sullivan as proxies (with full power to act without the other and with full power of substitution) to attend, represent and vote my (our) shares entitled to vote at the Company’s Annual Meeting of Stockholders to be held on May 13, 2008, or at any adjournment or postponement thereof, in the manner stated on the reverse side hereof, and in their discretion on any other matter that may properly come before the meeting.

Sign, date and return this card promptly using the enclosed envelope. The shares represented by this proxy will be voted in accordance with the instructions designated on the reverse side. If this proxy is signed and returned without specific instructions as to any item or both items, it will be voted FOR the election of each of the two directors named, FOR the ratification of the Adoption of the Susser Holdings Corporation 2008 Employee Stock Purchase Plan and FOR the ratification of the appointment of the independent registered public accounting firm.